     As Filed with the Securities and Exchange Commission on March 24, 2008

                              File No.333-
                                           ----------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          LINCOLN BENEFIT LIFE COMPANY
             (Exact name of Registrant as Specified in its Charter)

          Nebraska                    6300                   470221457
      (State or other          (Primary Standard          (I.R.S.Employer
      jurisdiction of              Industrial           Identification No.)
      incorporation or        Classification Code
       organization)                Number)

                                   ----------

                  2940 South 84th St., Lincoln, Nebraska 68506
                                 1-800-865-5237
              (Address of registrant's principal executive offices)

                                JOCELYN LIU, ESQ.
                          LINCOLN BENEFIT LIFE COMPANY
                               2940 South 84th St.
                                LINCOLN, NE 68506
                                 1-800-865-5237
                           (Name of agent for service)

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]  Accelerated filer [ ]  Non-accelerated filer [x]  Smaller reporting company [ ]
                                                    (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                                        Proposed maximum
    Title of securities       Amount to be       Proposed maximum      aggregate offering      Amount of
      to be registered       registered (1)  offering price per unit       price (1)       registration fee
-----------------------------------------------------------------------------------------------------------
Deferred annuity interests
and participating interests
therein                       $25,000,000              (1)                $25,000,000           $1,395
-----------------------------------------------------------------------------------------------------------

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that the Contract does not provide for a predetermined amount or number of units.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

                          Lincoln Benefit Life Company

                          Consultant I Variable Annuity

                        Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Lincoln Benefit Life Company.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Lincoln Benefit Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General Counsel of Lincoln Benefit Life.

The "Annual Reports and other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit Life Company ("LBL") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by LBL pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. LBL will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to LBL, P.O. Box 758561, Topeka, KS 66675-8566 or by calling 1-800-457-7617. LBL files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that LBL files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                          LINCOLN BENEFIT LIFE COMPANY

                   Supplement, dated February 17, 2009, to the
                          Prospectus Dated May 1, 2008

                          Consultant I Variable Annuity

                      RidgeWorth Variable Trust Liquidation

The purpose of this notice is to advise you of certain changes to your variable annuity contract issued by Lincoln Benefit Life Company.

The Board of Trustees of the RidgeWorth Variable Trust (the "Trust"), which is an investment within your variable annuity, has approved the liquidation and closing of the Trust. The Trust expects to complete the liquidation on or around April 30, 2009 (the "Liquidation Date"). After the Liquidation Date, the following Sub-Accounts, as applicable, will no longer be available for investment within your variable annuity (each Sub-Account we refer to here as a "Liquidating Sub-Account"):

                            Liquidating Sub-Accounts:

RidgeWorth Classic Large Cap Growth Stock Fund RidgeWorth Classic Large Cap Value Equity Fund

As a result, unless you take further action, on the Liquidation Date any Contract Value you have allocated to a Liquidating Sub-Account will be transferred to the Fidelity VIP Money Market Portfolio - Initial Class Sub-Account (the "Money Market Sub-Account") within your variable annuity:

If you wish to transfer your Contract Value out of a Liquidating Sub-Account and into any other available investment option within your annuity before the Liquidation Date, you may do so without charge and without the transfer being applied against your annual free transfers. If you take no action before the Liquidation Date, during the 60-day period after the Liquidation Date you may transfer your Contract Value corresponding to a Liquidating Sub-Account out of the Money Market Sub-Account and into any other available investment option within your annuity without charge and without the transfer being applied against your annual free transfers.

For your convenience, we have enclosed a transfer form that you may use to transfer your Contract Value to another investment option(s). Please refer to your prospectus or accessallstate.com for detailed information about available investment options. If you need assistance in choosing investment options, please contact your financial representative. You may request a transfer via the internet at accessallstate.com. If you have elected the telephone transfer privilege, you may transfer your Contract Value by calling the Annuity Service Center.

If you have any questions, or would like a copy of any fund prospectuses, please contact your financial representative or the Annuity Service Center at 1-800-457-7617.

                          Lincoln Benefit Life Company
                  Lincoln Benefit Life Variable Annuity Account

                   Supplement, dated February 17, 2009, to the
                        Prospectus Dated May 1, 2008 for
                          Consultant I Variable Annuity

                      Premier VIT OpCap Balanced Portfolio

The purpose of this prospectus supplement is to advise you of changes to certain investment options within your variable annuity contract issued by Lincoln Benefit Life Company.

The Board of Trustees of Premier VIT (the "Trust") has approved the liquidation and closing of Premier VIT OpCap Balanced Portfolio (the "Liquidating Fund") to occur on or about April 24, 2009 ("Liquidation Date"). After the Liquidation Date, the Premier VIT OpCap Balanced Portfolio Sub-Account within your variable annuity will no longer be available for investment. As a result, on the Liquidation Date any Contract Value allocated to the Premier VIT OpCap Balanced Portfolio Sub-Account will be transferred to the Fidelity VIP Money Market Portfolio Initial Class Sub-Account ("Money Market Sub-Account").

If you wish to transfer your Contract Value out of the Liquidating Fund and into any other available investment option within your annuity before the Liquidation Date, you may do so without charge and without the transfer being applied against your annual free transfers. If you take no action before the Liquidation Date, during the 60-day period after the Liquidation Date you may transfer your Contract Value corresponding to the Liquidating Fund out of the Money Market Sub-Account and into any other available investment option within your annuity without charge and without the transfer being applied against your annual free transfers.

For your convenience, we have enclosed a transfer form that you may use to transfer your Contract Value to another investment option(s). Please refer to accessallstate.com for detailed information about available investment options. If you need assistance in choosing investment options, please contact your financial representative. You may request a transfer via the internet at accessallstate.com. If you have elected the telephone transfer privilege, you may transfer your Contract Value by calling the Annuity Service Center.

If you have any questions, or would like a copy of any fund prospectuses, please contact your financial representative or the Annuity Service Center at 1-800-457-7617.

                    CONSULTANT I VARIABLE ANNUITY PROSPECTUS

                                FLEXIBLE PREMIUM

                 INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

                                    ISSUED BY

                          Lincoln Benefit Life Company

                               IN CONNECTION WITH

                  LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

             STREET ADDRESS: 5801 SW 6th Ave., Topeka, KS 66606-0001

             MAILING ADDRESS: P.O. Box 758561, Topeka, KS 66675-8566

                        Telephone Number: 1-800-457-7617

                           Fax Number: 1-785-228-4584

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. Lincoln Benefit Life no longer offers this Contract. If you have already purchased the Contract you may continue to make purchase payments according to the Contract.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers fifty investment options, each of which is a Sub-Account of the Lincoln Benefit Life Variable Annuity Account ("Separate Account"). Each Sub-Account invests exclusively in shares of Portfolios in one of the following underlying
Funds:

  AIM Variable Insurance Funds (Series   Oppenheimer Variable Account Funds
  I)                                     (Service Shares)

  The Alger American Fund (Class O)      Premier VIT

  DWS Variable Series I (Class A)        PIMCO Variable Insurance Trust
                                         (Administrative Shares)
  DWS Variable Series II (Class A)

                                         Putnam Variable Trust (Class IB)

  Federated Insurance Series

                                         RidgeWorth Variable Trust

  Fidelity(R) Variable Insurance
  Products (Initial Class)               T. Rowe Price Equity Series, Inc. (I)

  Janus Aspen Series (Institutional      T. Rowe Price International Series,
  Shares and Service Shares)             Inc. (I)

  Legg Mason Partners Variable Equity    The Universal Institutional Funds,
  Trust (Class I)                        Inc. (Class I)

  MFS(R) Variable Insurance Trust(SM)    Van Kampen Life Investment Trust
  (Initial Class)                        (Class II)

                                         Wells Fargo Variable Trust Funds

The Securities and Exchange Commission has not Approved or Disapproved these Securities nor has it Passed on the Accuracy or the Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

The Date of this Prospectus is May 1, 2008.

Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are older than 90 years before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Sub-Accounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Sub-Accounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Sub-Accounts.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

1 PROSPECTUS

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

We have filed a Statement of Additional Information with the Securities and Exchange Commission ("SEC"). The current Statement of Additional Information is dated May 1, 2008. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The Table of Contents of the Statement of Additional Information appears on page 46 of this prospectus.

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file annual and quarterly reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-800-SEC-0330 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

Please read this prospectus carefully and retain it for your future reference.

2 PROSPECTUS

Table of Contents

Definitions                                                      4
-------------------------------------------------------------------
Fee Tables                                                       5
-------------------------------------------------------------------
Questions and Answers About Your Contract                        7
-------------------------------------------------------------------
Condensed Financial Information                                 11
-------------------------------------------------------------------
Description of the Contracts                                    11
-------------------------------------------------------------------
   Summary                                                      11
-------------------------------------------------------------------
   Contract Owner                                               11
-------------------------------------------------------------------
   Annuitant                                                    11
-------------------------------------------------------------------
   Modification of the Contract                                 11
-------------------------------------------------------------------
   Assignment                                                   11
-------------------------------------------------------------------
   Free Look Period                                             11
-------------------------------------------------------------------
Purchases and Contract Value                                    12
-------------------------------------------------------------------
   Minimum Purchase Payment                                     12
-------------------------------------------------------------------
   Automatic Payment Plan                                       12
-------------------------------------------------------------------
   Allocation of Purchase Payments                              12
-------------------------------------------------------------------
   Contract Value                                               12
-------------------------------------------------------------------
   Separate Account Accumulation Unit Value                     12
-------------------------------------------------------------------
   Transfer During Accumulation Period                          13
-------------------------------------------------------------------
   Market Timing & Excessive Trading                            13
-------------------------------------------------------------------
   Trading Limitations                                          13
-------------------------------------------------------------------
   Automatic Dollar Cost Averaging Program                      14
-------------------------------------------------------------------
   Portfolio Rebalancing                                        15
-------------------------------------------------------------------
The Investment and Fixed Account Options                        16
-------------------------------------------------------------------
   Separate Account Investments                                 16
-------------------------------------------------------------------
     The Portfolios                                             16
-------------------------------------------------------------------
     Voting Rights                                              19
-------------------------------------------------------------------
     Additions, Deletions, and Substitutions of Securities      19
-------------------------------------------------------------------
   The Fixed Account                                            20
-------------------------------------------------------------------
     General                                                    20
-------------------------------------------------------------------
     Guaranteed Maturity Fixed Account Option                   20
-------------------------------------------------------------------
     Market Value Adjustment                                    21
-------------------------------------------------------------------
     Dollar Cost Averaging Fixed Account Option                 21
-------------------------------------------------------------------
Annuity Benefits                                                22
-------------------------------------------------------------------
   Annuity Date                                                 22
-------------------------------------------------------------------
   Annuity Options                                              22
-------------------------------------------------------------------
   Other Options                                                23
-------------------------------------------------------------------
   Annuity Payments: General                                    23
-------------------------------------------------------------------
   Variable Annuity Payments                                    23
-------------------------------------------------------------------
   Fixed Annuity Payments                                       24
-------------------------------------------------------------------
   Transfers During the Annuity Period                          24
-------------------------------------------------------------------

       Death Benefit During Annuity Period                   24
    ------------------------------------------------------------
       Certain Employee Benefit Plans                        24
    ------------------------------------------------------------
    Other Contract Benefits                                  24
    ------------------------------------------------------------
       Death Benefit                                         24
    ------------------------------------------------------------
       Beneficiary                                           28
    ------------------------------------------------------------
       Contract Loans for 403(b) Contracts                   29
    ------------------------------------------------------------
       Withdrawals (Redemptions)                             30
    ------------------------------------------------------------
       Systematic Withdrawal Program                         31
    ------------------------------------------------------------
       ERISA Plans                                           31
    ------------------------------------------------------------
       Minimum Contract Value                                31
    ------------------------------------------------------------
    Contract Charges                                         31
    ------------------------------------------------------------
       Mortality and Expense Risk Charge                     31
    ------------------------------------------------------------
       Administrative Charges                                32
    ------------------------------------------------------------
         Contract Maintenance Charge                         32
    ------------------------------------------------------------
         Administrative Expense Charge                       32
    ------------------------------------------------------------
         Transfer Fee                                        32
    ------------------------------------------------------------
       Sales Charges                                         32
    ------------------------------------------------------------
       Premium Taxes                                         34
    ------------------------------------------------------------
       Deduction for Separate Account Income Taxes           34
    ------------------------------------------------------------
       Other Expenses                                        34
    ------------------------------------------------------------
    Taxes                                                    35
    ------------------------------------------------------------
       Taxation of Lincoln Benefit Life Company              35
    ------------------------------------------------------------
       Taxation of Variable Annuities in General             35
    ------------------------------------------------------------
       Income Tax Withholding                                37
    ------------------------------------------------------------
       Tax Qualified Contracts                               38
    ------------------------------------------------------------
    Description of Lincoln Benefit Life Company and the
     Separate Account                                        43
    ------------------------------------------------------------
       Lincoln Benefit Life Company                          43
    ------------------------------------------------------------
       Separate Account                                      43
    ------------------------------------------------------------
       State Regulation of Lincoln Benefit                   43
    ------------------------------------------------------------
       Financial Statements                                  44
    ------------------------------------------------------------
    Administration                                           44
    ------------------------------------------------------------
    Distribution of Contracts                                44
    ------------------------------------------------------------
    Legal Proceedings                                        44
    ------------------------------------------------------------
    Legal Matters                                            44
    ------------------------------------------------------------
    Annual Reports and Other Documents                       44
    ------------------------------------------------------------
    Registration Statement                                   45
    ------------------------------------------------------------
    Table of Contents of Statement of Additional Information 46
    ------------------------------------------------------------
    Appendix A Accumulation Unit Values                      47
    ------------------------------------------------------------
    Appendix B Illustration of a Market Value Adjustment     63
    ------------------------------------------------------------

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than as contained in this Prospectus.

3 PROSPECTUS

DEFINITIONS

Please refer to this list for the meaning of the following terms:

Accumulation Period - The period, beginning on the Issue Date, during which Contract Value builds up under Your Contract.

Accumulation Unit - A unit of measurement which we use to calculate Contract Value.

Annuitant - The living person on whose life the annuity benefits under a Contract are based.

Annuitization - The process to begin annuity payments under the Contract.

Annuitized Value - The Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes.

Annuity Date - The date on which annuity payments are scheduled to begin.

Annuity Period - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

Annuity Unit - A unit of measurement which we use to calculate the amount of Variable Annuity payments.

Beneficiary(ies) - The person(s) designated to receive any death benefits under the Contract.

Company ("We," "Us," "Our," "Lincoln Benefit") - Lincoln Benefit Life Company.

Contract Anniversary - Each anniversary of the Issue Date.

Contract Owner ("You," "Your") - The person(s) having the privileges of ownership defined in the Contract. If Your Contract is issued as part of a retirement plan, Your ownership privileges may be modified by the plan.

Contract Value - The sum of the values of Your investment in the Sub-Accounts of the Separate Account and the Fixed Account.

Contract Year - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

Contribution Year - Each twelve-month period beginning on the date a Purchase Payment is allocated to a Sub-Account, or each anniversary of that date.

Fixed Account - The portion of the Contract Value allocated to Our general account.

Fixed Annuity - A series of annuity payments that are fixed in amount.

Guarantee Periods - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

Issue Date - The date when the Contract becomes effective.

Latest Annuity Date - The latest date by which you must begin annuity payments under the Contract.

Loan Account - An account established for amounts transferred from the Sub-Accounts or the Fixed Account as security for outstanding Contract loans.

Market Value Adjustment - An amount added to or subtracted from certain transactions involving Your interest in the Fixed Account, to reflect the impact of changing interest rates.

Net Investment Factor - The factor used to determine the value of an Accumulation Unit and Annuity Unit in any Valuation Period. We determine the Net Investment Factor separately for each Sub-Account.

Non-Qualified Plan - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Tax Code.

Portfolio(s) - The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

Purchase Payments - Amounts paid to Us as premium for the Contract by you or on Your behalf.

Qualified Plan - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Tax Code or a deferred compensation plan for a state and local government or another tax exempt organization under
Section 457 of the Tax Code.

Separate Account - The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

Sub-Account - A subdivision of the Separate Account, which invests wholly in shares of one of the Portfolios.

Surrender Value - The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

Tax Code - The Internal Revenue Code of 1986, as amended.

Treasury Rate - The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

Valuation Date - Each day the New York Stock Exchange is open for business.

Valuation Period - The period of time over which we determine the change in the value of the Sub-Accounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange ("NYSE") currently 4:00 p.m. Eastern time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

Variable Annuity - A series of annuity payments that vary in amount based on changes in the value of the Sub- Accounts to which Your Contract Value has been allocated.

Withdrawal Charge - The contingent deferred sales charge that may be required upon some withdrawals.

4 PROSPECTUS

Fee Tables

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State premium taxes may also be deducted.

Maximum Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments) - 7%

                     CONTRIBUTION YEAR   APPLICABLE CHARGE
                             1-2                7%
                             3-4                6%
                               5                5%
                               6                4%
                               7                3%
                               8 +              0%

TRANSFER FEE (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee) $ 10.00

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge                                       $35.00
Separate Account Annual Expenses (as a percentage of daily net asset value deducted from each of the Sub-Accounts of the Separate
   Account) Base Contract (without optional riders)
   Mortality and Expense Risk Charge                                       1.15%
   Administrative Expense Charge                                           0.10%
                                                                         ------
   Total Separate Account Annual Expenses                                  1.25%
Base Contract (with Enhanced Death Benefit Rider)
   Mortality and Expense Risk Charge                                       1.35%
   Administrative Expense Charge                                           0.10%
                                                                         ------
   Total Separate Account Annual Expenses                                  1.45%
Base Contract (with Enhanced Income Benefit Rider)
   Mortality and Expense Risk Charge                                       1.50%
   Administrative Expense Charge                                           0.10%
                                                                         ------
   Total Separate Account Annual Expenses                                  1.60%
Base Contract (with Enhanced Death and Income Benefit Riders)
   Mortality and Expense Risk Charge                                       1.55%
   Administrative Expense Charge                                           0.10%
                                                                         ------
   Total Separate Account Annual Expenses                                  1.65%
Base Contract (with Enhanced Death and Income Benefit Riders II)
   Mortality and Expense Risk Charge                                       1.70%
   Administrative Expense Charge                                           0.10
                                                                         ------
   Total Separate Account Annual Expenses                                  1.80%

The next table shows the minimum and maximum total annual operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses is contained in the prospectus for each Portfolio.

                                                              Minimum   Maximum
-------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses(1) (expenses that
are deducted from Portfolio assets, which may include
management fees, distribution and/or service (12b-1) fees,
and other expenses) (without waivers or reimbursements)        0.10%     1.39%
-------------------------------------------------------------------------------

(1) Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2007.

5 PROSPECTUS

Example 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    Invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment,

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period, and,

..    elected the Enhanced Death and Income Benefit Riders II (with total
     Separate Account expenses of 1.80%).

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

                                                 1 Year 3 Years 5 Years 10 Years
--------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses  $957   $1,609  $2,195  $3,832
--------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses  $825   $1,215  $1,543  $2,554
--------------------------------------------------------------------------------

Example 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                                 1 Year 3 Years 5 Years 10 Years
--------------------------------------------------------------------------------
Costs Based on Maximum Annual Portfolio Expenses  $362  $1,099  $1,855   $3,832
--------------------------------------------------------------------------------
Costs Based on Minimum Annual Portfolio Expenses  $230  $  705  $1,203   $2,554
--------------------------------------------------------------------------------

Explanation of Expense Examples

Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. Examples 1 and 2 assume the election of the Enhanced Death and Income Benefit Riders II (total Separate Account expenses of 1.80%). If these riders were not elected, the expense figures shown would be slightly lower. The Examples reflect the Free Withdrawal amounts, if any, and an annual Contract maintenance charge of $35.

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QUESTIONS AND ANSWERS ABOUT YOUR CONTRACT

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the prospectus. Please read the prospectus carefully.

1. What is the Contract?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non- qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax- deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

Your premiums are invested in one or more of the Sub- Accounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Sub-Account and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Sub- Accounts and the amount of interest we credit to the Fixed Account.

Each Sub-Account will invest in a single investment portfolio (a "Portfolio") of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the "Fixed Account", as described in the answer to Question 5.

2. What Annuity Options does the Contract offer?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

..    a life annuity with payments guaranteed for zero to thirty years;

..    a joint and full survivorship annuity, with payments guaranteed for zero to thirty years; and

..    fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Sub-Accounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Sub-Accounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. How do I buy a Contract?

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contact Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4. What are my investment choices under the Contract?

You can allocate and reallocate your investment among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the Portfolios described in "The Investment and Fixed Account Options: Separate Account Investments."

Some of the Portfolios described in this prospectus may not be available in your Contract.

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the prospectuses for the Portfolios.

5. What is the Fixed Account option?

We offer two Fixed Account interest crediting options: the Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Sub- Account(s) and the Fixed Account(s). Loan payments may not be allocated to the Fixed Account(s). You may

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not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guarantee Maturity Fixed Account Options is $500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Sub-Accounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Sub-Accounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) it is necessary to meet IRS minimum withdrawal requirements; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1) whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2) how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. What are my expenses under the Contract?

Contract Maintenance Charge. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Sub-Accounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

Administrative Expense Charge and Mortality and Expense Risk Charge. We impose a mortality and expense risk charge at an annual rate of 1.15% of average daily net assets and an administrative expense charge at an annual rate of .10% of average daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period. We guarantee that we will not raise these charges.

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Transfer Fee. Although we currently are not charging a transfer fee, the
Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

Withdrawal Charge (Contingent Deferred Sales Charge). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant's death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a "Contribution Year") as follows:

                       Contribution Year  Applicable Charge
                       -----------------  -----------------
                             1-2                 7%
                             3-4                 6%
                               5                 5%
                               6                 4%
                               7                 3%
                               8+                0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in, first- out basis.

Each year, free of Withdrawal Charges or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

(a) the greater of:

..    earnings not previously withdrawn; or

..    15% of your total Purchase Payments made in the most recent seven years;
     plus

(b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you:

1) require long-term medical or custodial care outside the home;

2) become unemployed; or

3) are diagnosed with a terminal illness.

These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.

Premium Taxes. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

Other Expenses. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. How will my investment in the Contract be taxed?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the "investment in the contract" during the taxable year.

8. Do I have access to my money?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. What is the Death Benefit?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a living person. To obtain payment of the Death Benefit,

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the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1) your total Purchase Payments reduced by a withdrawal adjustment;

2) your Contract Value;

3) the amount you would have received by surrendering your Contract; or

4) your Contract Value on each Contract Anniversary evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. What else should I know?

Allocation of Purchase Payments. You allocate your initial Purchase Payment among the Sub-Accounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

Transfers. During the Accumulation Period, you may transfer Contract Value among the Sub-Accounts and from the Sub-Accounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Sub-Account of your choosing, including other Sub-Accounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Sub-Accounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing Program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub-Accounts or from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

Free Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

11. Who can I contact for more information?

You can write to us at Lincoln Benefit Life Company, P.O. Box 758565, Topeka, KS 66675-8565, or call us at (800) 457-7617.

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CONDENSED FINANCIAL INFORMATION

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Sub-Account for 1998 through 2007. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Sub-Account. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value, such as the Contract Administration Charge. The Separate Account's financial statements, which are comprised of the financial statements of the underlying sub-accounts, as of December 31, 2007, are included in the Statement of Additional Information. Lincoln Benefit's financial statements as of December 31, 2007, are included in the Statement of Additional Information.

DESCRIPTION OF THE CONTRACTS

 Summary. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Sub-Accounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

Contract Owner. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

Annuitant. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Tax Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

Modification of the Contract. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

Assignment. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

Because of the potential tax consequences and ERISA issues arising from an assignment, you should consult with an attorney before trying to assign your Contract.

Free Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your "free look" rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Sub-Accounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Sub-Accounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state's free look period is longer than ten days, for ten days plus the period required by state law. During

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that time, we will allocate your Purchase Payment to the Fidelity Money Market
Sub-Account. Your Contract will contain specific information about your free-look rights in your state.

PURCHASES AND CONTRACT VALUE

Minimum Purchase Payment. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the Fidelity Money Market Portfolio. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time.

Automatic Payment Plan. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

Allocation of Purchase Payments. Your Purchase Payments are allocated to the Sub-Account(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Sub-Account and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Sub-Accounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Sub-Accounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them at the next computed Accumulation Unit Value.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the "free-look" period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the "free-look period" to the Fidelity Money Market Sub-Account. If we exercise that right and your state's free look period is ten days, we will transfer your Purchase Payments to your specified Sub-Accounts or the Fixed Account 20 days after the Issue Date; if your state's free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Sub-Account to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Sub- Account by that Sub-Account's Accumulation Unit Value on the Valuation Date when the allocation occurs.

Contract Value. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

Separate Account Accumulation Unit Value. As a general matter, the Accumulation Unit Value for each Sub-Account will rise or fall to reflect changes in the share price of the Portfolio in which the Sub-Account invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Sub-Account. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described beginning on page 27. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and

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Qualified Plans, respectively, within each Sub-Account. We determine the
Accumulation Unit Value for each Sub-Account Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Sub- Account and, therefore, your Contract Value.

Transfer During Accumulation Period. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Sub-Accounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. Requests received before 4:00 p.m. will be effected on that day at that day's price. Requests received after 4:00 p.m. will be effected on the next day on which the NYSE is open for business, at that day's price. If you transfer an amount from the Fixed Account to a Sub-Account before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in "Market Value Adjustment" on page 21.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

We may charge you the transfer fee described on page 5, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Sub-Accounts in any Contract year, or to refuse any Variable Sub-Account transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts/Policies are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract/Policy Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract/Policy if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract/Policy.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract/Policy year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone,

13 PROSPECTUS
facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract/Policy Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract/Policy Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..    whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract/Policy Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract/Policy Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract/Policy Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract/Policy Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES

The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract/Policy Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub- Accounts and forward these fees to the Portfolio. Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

Automatic Dollar Cost Averaging Program. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Sub-Account of your choosing. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between transfers from Sub-Accounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity Money

14 PROSPECTUS

Market Variable Sub-Account in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

The theory of Dollar Cost Averaging is that by spreading your investment over time, you may be able to reduce the effect of transitory market conditions on your investment. In addition, because a given dollar amount purchases more units when the unit prices are relatively low rather than when the prices are higher, in a fluctuating market, the average cost per unit may be less than the average of the unit prices on the purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the program, nor will it prevent or necessarily reduce losses in a declining market. Moreover, while we refer to this program of periodic transfers generally as dollar cost averaging, periodic transfers from a Sub-Account with more volatile performance experience is unlikely to produce the desired effects of dollar cost averaging as would transfers from a less volatile Sub-Account. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time.

Portfolio Rebalancing. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Over time, the variations in each Sub-Account's investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Sub- Accounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Sub-Accounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

15 PROSPECTUS

The Investment and Fixed Account Options

Separate Account Investments

The Portfolios. Each of the Sub-Accounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Sub- Accounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Sub-Accounts of the Separate Account.

Portfolio                                Each Portfolio Seeks                                  Investment Adviser
--------------------------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds
--------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I     Long-term growth of capital                           Invesco A I M Advisors,
                                                                                               Inc. (1)
--------------------------------------------------------------------------------------------------------------------------
The Alger American Fund
--------------------------------------------------------------------------------------------------------------------------
Alger American LargeCap Growth           Long-term capital appreciation
 Portfolio - Class O
-----------------------------------------------------------------------------------------------
Alger American Income & Growth           To provide a high level of dividend income. Its
 Portfolio - Class O                      secondary goal is to provide capital appreciation.   Fred Alger Management, Inc.
-----------------------------------------------------------------------------------------------
Alger American Capital Appreciation      Long-term capital appreciation
 Portfolio - Class O
-----------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio   Long-term capital appreciation
 - Class O
-----------------------------------------------------------------------------------------------
Alger American SmallCap Growth           Long-term capital appreciation
 Portfolio - Class O
-----------------------------------------------------------------------------------------------
DWS Variable Series I
--------------------------------------------------------------------------------------------------------------------------
DWS Bond VIP - Class A                   To maximize total return consistent with preservation
                                          of capital and prudent investment management, by
                                          investing for both current income and capital
                                          appreciation                                         Deutsche Investment
-----------------------------------------------------------------------------------------------Management Americas Inc.
DWS Global Opportunities VIP - Class A   Above-average capital appreciation over the long
                                          term
-----------------------------------------------------------------------------------------------
DWS Growth & Income VIP - Class A        Long-term growth of capital, current income and
                                          growth of income
-----------------------------------------------------------------------------------------------
DWS International VIP - Class A          Long-term growth of capital primarily through
                                          diversified holdings of marketable foreign equity
                                          investments
-----------------------------------------------------------------------------------------------
DWS Variable Series II
--------------------------------------------------------------------------------------------------------------------------
DWS Balanced VIP - Class A               High total return, a combination of income and        Deutsche Investment
                                          capital appreciation                                 Management Americas Inc.
--------------------------------------------------------------------------------------------------------------------------
Federated Insurance Series
--------------------------------------------------------------------------------------------------------------------------
Federated Capital Income Fund II         High current income and moderate capital              Federated Equity
                                          appreciation                                         Management Company of
                                                                                               Pennsylvania
--------------------------------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government       Current income
 Securities II                                                                                 Federated Investment
-----------------------------------------------------------------------------------------------Management Company
Federated High Income Bond Fund II       High current income
-----------------------------------------------------------------------------------------------

16 PROSPECTUS

Portfolio                                Each Portfolio Seeks                                    Investment Adviser
-------------------------------------------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager(SM)           To obtain high total return with reduced risk over the
 Portfolio - Initial Class                long term by allocating its assets among stocks,
                                          bonds, and short-term instruments.
-------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio -   Long-term capital appreciation.
 Initial Class
-------------------------------------------------------------------------------------------------Fidelity Management &
Fidelity VIP Equity-Income Portfolio -   Reasonable Income. The fund will also consider the      Research Company
 Initial Class                            potential for capital appreciation. The funds
                                          goal is to achieve a yield which exceeds the composite
                                          yield on the securities comprising the Standard & Poors
                                          500(SM) Index (S&P 500(R) ).

-------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial  To achieve capital appreciation.
 Class
-------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio -       Investment results that correspond to the total return
 Initial Class                            of common stocks publicly traded in the United
                                          States, as represented by the Standard & Poors
                                          500(SM) Index (S&P 500(R) ).
-------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio -    As high a level of current income as is consistent with
 Initial Class                            preservation of capital and liquidity.

-------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio -        Long-term growth of capital.
 Initial Class
-------------------------------------------------------------------------------------------------
Janus Aspen Series
-------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio -  Long-term capital growth, consistent with
 Institutional Shares                     preservation of capital and balanced by current
                                          income.
-------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond         To obtain maximum total return, consistent with
 Portfolio - Institutional Shares         preservation of capital.                               Janus Capital Management
-------------------------------------------------------------------------------------------------LLC
Janus Aspen Series International Growth  Long-term growth of capital.
 Portfolio - Service Shares
-------------------------------------------------------------------------------------------------
Janus Aspen Series Large Cap Growth      Long-term growth of capital in a  manner consistent
 Portfolio - Institutional Shares         with the preservation of capital.
-------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Growth        Long-term growth of capital.
 Portfolio - Institutional Shares
-------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth      Long-term growth of capital in a manner consistent
 Portfolio - Institutional Shares        with the preservation of capital.
-------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Equity
 Trust
-------------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors   Long-term growth of capital with current income as a    Legg Mason Partners Fund
 Portfolio - Class I                      secondary objective                                    Advisor, LLC
-------------------------------------------------------------------------------------------------------------------------
MFS(R) Variable Insurance Trust(SM)
-------------------------------------------------------------------------------------------------------------------------
MFS Growth Series - Initial Class        Capital appreciation
-------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial     Capital appreciation
 Class
-------------------------------------------------------------------------------------------------MFS(TM) Investment
MFS New Discovery Series - Initial Class Capital appreciation                                    Management
-------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class      Capital appreciation
-------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class  Total return
-------------------------------------------------------------------------------------------------
Oppenheimer Variable Account Funds
-------------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap        Capital appreciation.                                   OppenheimerFunds, Inc.
 Fund(R) /VA - Service Shares
-------------------------------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust
-------------------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S.   Maximum total return, consistent with preservation
 Dollar- Hedged) - Administrative Shares  of capital and prudent investment management.          Pacific Investment
-------------------------------------------------------------------------------------------------Management Company LLC
PIMCO VIT Total Return Portfolio -       Maximum total return, consistent with preservation
 Administrative Shares                    of capital and prudent investment management.
-------------------------------------------------------------------------------------------------

17 PROSPECTUS

Portfolio                                Each Portfolio Seeks                                  Investment Adviser
---------------------------------------------------------------------------------------------------------------------------
Premier VIT
---------------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio     Growth of capital and investment income
-----------------------------------------------------------------------------------------------OpCap Advisors LLC
Premier VIT OpCap Small Cap Portfolio    Capital appreciation through a diversified portfolio
                                          consisting primarily of securities of companies with
                                          market capitalizations of under $2.2 billion at time
                                          of purchase.
-----------------------------------------------------------------------------------------------
Putnam Variable Trust
---------------------------------------------------------------------------------------------------------------------------
Putnam VT International Growth and       Capital growth. Current income is a secondary         Putnam Investment
 Income Fund - Class IB                   objective.                                           Management, LLC
---------------------------------------------------------------------------------------------------------------------------
RidgeWorth Variable Trust
---------------------------------------------------------------------------------------------------------------------------
RidgeWorth Large Cap Growth Stock Fund   Capital appreciation
-----------------------------------------------------------------------------------------------Trusco Capital
RidgeWorth Large Cap Value Equity Fund   Capital appreciation with the secondary goal of       Management, Inc.
                                          current income
-----------------------------------------------------------------------------------------------
T. Rowe Price Equity Series, Inc.
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio -  Substantial dividend income as well as long-term
 I                                        growth of capital.
-----------------------------------------------------------------------------------------------T. Rowe Price Associates,
T. Rowe Price Mid-Cap Growth Portfolio   Long-term capital appreciation                        Inc.
 - I (2)
-----------------------------------------------------------------------------------------------
T. Rowe Price New America Growth         Long-term growth of capital
 Portfolio - I
-----------------------------------------------------------------------------------------------
T. Rowe Price International Series, Inc.
---------------------------------------------------------------------------------------------------------------------------
T. Rowe Price International Stock        Long-term growth of capital                           T. Rowe Price International,
 Portfolio - I                                                                                 Inc.
---------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.
---------------------------------------------------------------------------------------------------------------------------
UIF U.S. Mid Cap Value Portfolio,        Above-average total return over a market cycle of     Van Kampen (3)
 Class I (4)                              three to five years by investing in common stocks
                                          and other equity securities.
---------------------------------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust
---------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Mid Cap Growth            Capital growth
 Portfolio, Class II                                                                           Van Kampen Asset
-----------------------------------------------------------------------------------------------Management
Van Kampen LIT Growth and Income         Long-term growth of capital and income.
 Portfolio, Class II
-----------------------------------------------------------------------------------------------
Wells Fargo Variable Trust Funds
---------------------------------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund  Long-term capital appreciation.
-----------------------------------------------------------------------------------------------Wells Fargo Funds
Wells Fargo Advantage VT Opportunity     Long-term capital appreciation.                       Management, LLC
 Fund(SM)
-----------------------------------------------------------------------------------------------

(1) A Fund's investment objective(s) may be changed by the Fund's Board of Trustees without shareholder approval.

(2) Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4) Effective May 1, 2008, the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other Sub-Account or from any other part of our business. We will use the net Purchase Payments you allocate to a Sub- Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar

18 PROSPECTUS
to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio's Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

Voting Rights. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

Additions, Deletions, and Substitutions of Securities. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Sub- Accounts:

(a) to operate the Separate Account in any form permitted by law;

(b) to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c) to transfer assets from one Sub-Account to another, or from any Sub-Account to our general account;

(d) to add, combine, or remove Sub-Accounts in the Separate Account; and

(e) to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

19 PROSPECTUS

The Fixed Account

General. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Allstate Life invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. The Fixed Account may not be available in all states. Please contact us at 1-800-457-7617 for current information.

Guaranteed Maturity Fixed Account Option. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

                                  Example
                                  Purchase Payment      $ 10,000
                                  Guarantee Period       5 years
                                  Effective Annual Rate     4.50%

                                                        End of Contact Year
                                       ------------------------------------------------------
                                         Year 1     Year 2     Year 3     Year 4     Year 5
---------------------------------------------------------------------------------------------
Beginning Contract Value               $10,000.00
  X (1 + Effective Annual Rate)          X  1.045
                                       ----------
                                       $10,450.00

Contract Value at end of Contract Year            $10,450.00
  X (1 + Effective Annual Rate)                     X  1.045
                                                  ----------
                                                  $10,920.25

Contract Value at end of Contract Year                       $10,920.25
  X (1 + Effective Annual Rate)                                X  1.045
                                                             ----------
                                                             $11,411.66

Contract Value at end of Contract Year                                  $11,411.66
  X (1 + Effective Annual Rate)                                           X  1.045
                                                                        ----------
                                                                        $11,925.19

Contract Value at end of Contract Year                                             $11,925.19
  X (1 + Effective Annual Rate)                                                      X  1.045
                                                                                   ----------
                                                                                   $12,461.82

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82 -
$10,000)

Note:This example assumes no withdrawals during the entire five-year Guarantee Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800- 457-7617.

We will determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future.

20 PROSPECTUS

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

2) allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) instruct us to transfer all or a portion of the relevant amount to one or more Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

Market Value Adjustment. We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1) when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described on page 20;

2) when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3) when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4) when you annuitize your Contract; and

5) when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1) it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2) you make a withdrawal to satisfy the IRS' required minimum distribution rules for this Contract; or

3) it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1) the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2) the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

Dollar Cost Averaging Fixed Account Option. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest

21 PROSPECTUS
to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Sub-Accounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Sub- Accounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in "Automatic Dollar Cost Averaging Program" on page 14 of this prospectus.

ANNUITY BENEFITS

Annuity Date. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is on or immediately following the later of the 10th Contract Anniversary or the youngest Annuitant's 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Tax Code generally requires you to begin to take at least a minimum distribution by the later of:

..    the year of your separation from service; or

..    April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

If your Contract is issued pursuant to Section 408 of the Tax Code (traditional
IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70 1/2. No minimum distributions are required by the Tax Code for Contracts issued pursuant to
Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Tax Code.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

Annuity Options. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

..    Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

..    Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

..    a Fixed Annuity;

..    a Variable Annuity; or

..    a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

Option A: Life Income With Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

Option B: Joint and Survivor Life Income With Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

Option C: Payments For A Specified Period Certain Of 5 Years To 30 Years. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

..    the investment results of the Sub-Accounts you have selected,

..    the Contract Value at the time you elected annuitization, and

..    the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

If you choose Income Plan A or B, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint

22 PROSPECTUS

Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

You may not "annuitize" your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described on page 30 below, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

Other Options. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Tax Code, we will only make payments to you and/or your spouse.

Annuity Payments: General. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in "Variable Annuity Payments" and "Fixed Annuity Payments" beginning on page 24.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Sub- Accounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

You may not withdraw Contract Value during the Annuity Period, if we are making payments to you under any Annuity Option, such as Option A or B above, involving payment to the payee for life or any combination of payments for life and minimum guarantee period for a predetermined number of years.

Variable Annuity Payments. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Sub-Accounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Sub-Accounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3 1/2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

23 PROSPECTUS

Fixed Annuity Payments. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in "Transfers During the Annuity Period" below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Sub-Accounts.

We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

Transfers During The Annuity Period. During the Annuity Period, you will have a limited ability to make transfers among the Sub-Accounts so as to change the relative weighting of the Sub-Accounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Sub-Accounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub-Accounts or make transfers from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

Death Benefit During Annuity Period. If any Contract Owner dies after the Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant's death. After the Annuitant's death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

Certain Employee Benefit Plans. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

OTHER CONTRACT BENEFITS

Death Benefit: General. We will pay a distribution on death, if:

1) the Contract is in force;

2) annuity payments have not begun; and

3) either:

(a) any Owner dies; or

(b) any Annuitant dies and the Owner is a non-living person.

Due Proof of Death. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include "Due Proof of Death". We will accept the following documentation as Due Proof of Death:

..    a certified original copy of the Death Certificate;

..    a certified copy of a court decree as to the finding of death; or

..    a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

Death Proceeds. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

Death Benefit Amount. The standard Death Benefit under the Contract is the greatest of the following:

1) the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2) the Contract Value on the date as of which we calculate the Death Benefit.

3) the Surrender Value;

4) the Contract Value on the seventh Contract Anniversary and each subsequent Contract

24 PROSPECTUS

Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described on page 27, you may add optional riders that in some circumstances may increase the Death Benefit under your contract.

Death Benefit Payments

1. If your spouse is the sole beneficiary:

(a) Your spouse may elect to receive the Death Proceeds in a lump sum; or

(b) Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

(i) over the life of your spouse; or

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii) over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

(b) If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

(i) transfer all or a portion of the excess among the Sub-Accounts;

(ii) transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

(iii) transfer all or a portion of the excess into a combination of Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

2. If the Beneficiary is not your spouse but is a living person:

(a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b) The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

(i) over the life of the Beneficiary; or

(ii) for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

(iii) over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

(c) If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 13 and Transfer Fees on page 32 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the Contract under this election.

25 PROSPECTUS

Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary's named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner's death.

3. If the Beneficiary is a corporation or other type of non-living person:

(a) The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b) If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account. The Beneficiary may exercise all rights as set forth in Transfer During the Accumulation Period on page 13 and Transfer Fees on page 32 during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the Riders are described below. The benefits in the riders discussed below may not be available in all states. For example, the Enhanced Death Benefit, Enhanced Income Benefit and all versions of the Enhanced Death and Income Benefit riders issued in Washington state do not contain the Enhanced Death Benefit B or Enhanced Income Benefit B provisions that are described below. Further they may be offered in certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.

Enhanced Death Benefit Rider: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. This Rider is available if the oldest Owner or Annuitant is age 80 or less at issue. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant's death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. If you select this Rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B, defined below.

Enhanced Income Benefit Rider: When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. If you select this Rider, you may be able to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

(a) on or after the tenth Contract Anniversary;

(b) before the Annuitant's age 90; and

(c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the Contract for either a single life with a period certain, or joint lives with a period certain of at least:

(a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

(b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the amounts paid in partial withdrawals,

26 PROSPECTUS
surrenders or death benefits. In addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.

Enhanced Income Benefit A. At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

..    When you make a Purchase Payment, we will increase the Enhanced Income
     Benefit A by the amount of your Purchase Payment;

..    When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

..    On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced Income Benefit A.

If you do not make any additional Purchase Payments or withdrawals, the Enhanced Income Benefit A will be the greatest of all Contract Anniversary Contract Values prior to the date we calculate the Enhanced Income Benefit.

We will continuously adjust Enhanced Income Benefit A; as described above, until the oldest Contract Owner's 85th birthday, or if the Contract Owner is not a living individual, the oldest Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.

Enhanced Income Benefit B. Enhanced Income Benefit B is equal to your total Purchase Payments reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

(a) the date we determine the income benefit;

(b) the first day of the month following the oldest Contract Owner's 85th birthday, or the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

(a) is the withdrawal amount;

(b) is the Contract Value immediately prior to the withdrawal;

(c) is the most recently calculated Enhanced Income Benefit A or B, as applicable.

Enhanced Death and Income Benefit Rider II: When you purchase your Contract and if available in your state, you may select the Enhanced Death and Income Benefit Rider II. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

(a) on or after the tenth Contract Anniversary;

(b) before the Annuitant's age 90; and

(c) within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

(a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

(b) 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

Enhanced Death and Income Benefit Rider. This Rider was previously available if the oldest Owner or Annuitant is age 75 or less at issue. This rider is no longer available. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant's age 90. On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

(a) 10 years, if the youngest Annuitant's age is 80 or less on the Annuity Date; or

27 PROSPECTUS

(b) at least 5 years, if the youngest Annuitant's age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

Enhanced Death Benefit A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

..    When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

..    When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

..    On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the greatest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner's 85th birthday or, if the Contract Owner is not a living individual, the Annuitant's 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

Enhanced Death Benefit B. Enhanced Death Benefit B is equal to your total Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:

(a) the date we determine the death benefit,

(b) the first day of the month following the oldest Contract Owner's 85th birthday; or

(c) the first day of the month following the oldest Annuitant's 85th birthday, if the Contract Owner is not a living individual.

Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Benefit A or B, as appropriate.

Beneficiary. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

..    your spouse if he or she is still alive; or, if he or she is no longer alive,

..    your surviving children equally; or if you have no surviving children,

..    your estate.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non- living persons.

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary

28 PROSPECTUS
may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified
Plans.

Contract Loans For 403(b) Contracts. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan ("TSA Plan") under Section 403(b) of the Tax Code. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Tax Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant's Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a) equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b) equals the greater of $10,000 or half of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Loans made before the Annuity Date are generally treated as distributions under the Contract, and may be subject to withholding and tax penalties for early distributions. Some of these requirements are stated in Section 72 of the Tax Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Sub-Account. If your loan amount is greater than your Contract Value in the Sub-Accounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Sub-Accounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Sub-Accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1) the Death Proceeds;

2) surrender proceeds;

3) the amount available for partial withdrawal;

4) the amount applied on the Annuity Date to provide annuity payments; and

5) the amount applied on the Annuity Date to provide annuity payments under the Enhanced Income Benefit Rider, Enhanced Death and Income Benefit Rider, or the Enhanced Death and Income Benefit Rider II.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Sub-Account(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity Money Market Sub-Account.

29 PROSPECTUS

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If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

Withdrawals (Redemptions). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described on page 32. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in "Market Value Adjustment" on page 21.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Sub-Account. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in "Minimum Contract Value" on page 31. Your Contract will terminate if you withdraw all of your Contract Value

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described on page 39.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

For partial withdrawals, you may allocate the amount among the Sub-Accounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Sub-Accounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described on page 32. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1) whenever the New York Stock Exchange ("NYSE") is closed (other than customary weekend and holiday closings);

2) when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account's investments or determination of Accumulation Unit Values is not reasonably practicable; or

3) at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b)(11) of the Tax Code) only in the following circumstances:

1) when you attain age 59 1/2;

2) when you terminate your employment with the plan sponsor;

3) upon your death;

4) upon your disability as defined in Section 72(m)(7) of the Tax Code;

5) or in the case of hardship.

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If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1) salary reduction contributions made after December 31, 1988;

2) income attributable to such contributions; and

3) income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

Systematic Withdrawal Program. If your Contract is a non-Qualified Contract or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub- Account and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA Plans. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

Minimum Contract Value. If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

CONTRACT CHARGES

We assess charges under the Contract in three ways:

1) as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

2) as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3) as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the Fee Tables on pages 5, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

Mortality and Expense Risk Charge. We deduct a mortality and expense risk charge from each Sub-Account during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the average net asset value of each Sub-Account. The mortality risks arise from our contractual obligations:

1) to make annuity payments after the Annuity Date for the life of the Annuitant(s);

2) to waive the Withdrawal Charge upon your death; and

3) to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found beginning on page 24.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of average net asset value of each Sub-Account. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of average daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense

31 PROSPECTUS
risk charge will be 1.70% of average daily net asset value of each Sub-Account. We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.

Administrative Charges.

Contract Maintenance Charge. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Sub-Accounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

Administrative Expense Charge. We deduct an administrative expense charge from each Sub-Account during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the average net asset value of the Sub-Accounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

Transfer Fee. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

Sales Charges.

Withdrawal Charge. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.

As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

                                   WITHDRAWAL CHARGE
               CONTRIBUTION YEAR      PERCENTAGE
               -----------------   -----------------
                First and Second          7%
                Third and Fourth          6%
                     Fifth                5%
                     Sixth                4%
                    Seventh               3%
                Eighth and later          0%

When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

Second. "Old Purchase Payments" - Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

Third. Any additional amounts available as a "Free Withdrawal," as described on page 33;

Fourth. "New Purchase Payments" - Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

..    on annuitization;

..    the payment of a Death Benefit;

..    a free withdrawal amount, as described on page 33;

..    certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described on page 41;

32 PROSPECTUS

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..    withdrawals taken to satisfy IRS minimum distribution rules;

..    withdrawals that qualify for one of the waiver benefits described on pages
     33-34; and

..    withdrawal under Contracts issued to employees of Lincoln Benefit Life
     Company or its affiliates, Surety Life Insurance Company and Allstate Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We may waive withdrawal charges if this Contract is surrendered, and the entire proceeds of the surrender are directly used to purchase a new Contract also issued by us or any affiliated company. Such waivers will be granted on a non-discriminatory basis.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals on page 35. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Free Withdrawal. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

..    In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

..    Any Old Purchase Payments that have not been previously withdrawn.

However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a market Value Adjustment. The tax treatment of withdrawals is summarized on page 35.

Waiver Benefits

General. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

Confinement Waiver Benefit. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1) Any Contract Owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) You request the withdrawal no later than 90 days following the end of the Owner or Annuitant's stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

3) A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or Annuitant's stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant's immediate family.

Terminal Illness Waiver Benefit. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.

Unemployment Waiver Benefit. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:

1) you become unemployed at least 1 year after the Issue Date;

2) you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and

3) you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.

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Waiver of Withdrawal Charge For Certain Qualified Plan Withdrawals. For
Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1) the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Tax Code;

2) the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3) at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-457-7617.

Premium Taxes. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

Deduction For Separate Account Income Taxes. We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account. We will deduct for any taxes we incur as a result of the operation of the Separate Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Tax Code is briefly described in the Statement of Additional Information.

Other Expenses. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Sub-Accounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page 6. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We may receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators.

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Taxes

The following discussion is general and is not intended as tax advice. Lincoln Benefit makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

 Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Separate Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. If Lincoln Benefit is taxed on investment income or capital gains of the Separate Account, then Lincoln Benefit may impose a charge against the Separate Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Separate Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of

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the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a

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Contract owned by a non-natural person will be treated as the death of the
Contract Owner.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Tax Free Exchanges under Internal Revenue Code Section 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

Partial Exchanges. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

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Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W- 8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non- resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

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Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs)

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

..    from an IRA or attributable to elective deferrals under a 401(k) plan,
     403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, and before Dec. 31, 2007, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

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Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non- resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non- resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Charitable IRA Distributions. The Pension Protection Act of 2006 Included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes.

For distributions in tax years beginning after 2005 and before 2008, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to a certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax- deferred basis into an Individual Retirement Annuity.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Annuities Held By Individual Retirement Accounts (commonly known as Custodial
IRAs). Code Section 408 permits a custodian or trustee of an

40 PROSPECTUS

Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

Simplified Employee Pension IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590 and your competent tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

41 PROSPECTUS

There are two owner types for contracts intended to qualify under
Section 401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non- governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

42 PROSPECTUS

Description of Lincoln Benefit Life Company and the Separate Account

Lincoln Benefit Life Company

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 2940 S. 84th Street, Lincoln, NE 68506-4142. Lincoln Benefit is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All outstanding capital stock of Allstate is owned by The Allstate Corporation.

We are authorized to conduct life insurance and annuity business in the District of Columbia, Guam, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Under our reinsurance agreement with Allstate Life, substantially all contract related transactions are transferred to Allstate Life, and substantially all of the assets backing our reinsured liabilities are owned by Allstate Life. Accordingly, the results of operations with respect to applications received and contracts issued by Lincoln Benefit are not reflected in our financial statements. The amounts reflected in our financial statements relate only to the investment of those assets of Lincoln Benefit that are not transferred to Allstate Life under the reinsurance agreement. These assets represent our general account and are invested and managed by Allstate Life. While the reinsurance agreement provides us with financial backing from Allstate Life, it does not create a direct contractual relationship between Allstate Life and you.

Under the Company's reinsurance agreements with Allstate Life, the Company reinsures all reserve liabilities with Allstate Life except for variable contracts. The Company's variable Contract assets and liabilities are held in legally-segregated, unitized Separate Accounts and are retained by the Company. However, Lincoln Benefit's economic risks and returns related to such variable contracts are transferred to Allstate Life.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business, including that of its subsidiary Lincoln Benefit. Pursuant to the Agreement Allstate Life and PICA also have entered into an administrative services agreement which provides that PICA or an affiliate will administer the Variable Account and the Contracts after a transition period that may last up to two years. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

Separate Account. Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a "separate account" under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

The Separate Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Sub- Accounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. We have reproduced the Table of Contents of the Statement of Additional Information on page 46.

State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial

43 PROSPECTUS
condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

Financial Statements. The financial statements of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.

ADMINISTRATION

 We have primary responsibility for all administration of the Contracts and the Separate Account. Pursuant to the Agreement, we will enter into an administrative services agreement with PICA whereby, after a transition period that may last up to two years, PICA or an affiliate will provide administrative services to the Variable Account and the Contracts on our behalf.

Our mailing address is P.O. Box 758561, Topeka, KS 66675-8561.

We provide the following administrative services, among others: issuance of the Contracts; maintenance of Contract Owner records; Contract Owner services; calculation of unit values; maintenance of the Separate Account; and preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least quarterly. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

DISTRIBUTION OF CONTRACTS

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker- dealers who maintain certain sales volume levels.

ALFS, Inc. ("ALFS") located at 3100 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ALFS, an affiliate of Lincoln Benefit, is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

Lincoln Benefit does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

Lincoln Benefit and ALFS have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit is engaged in routine lawsuits which, in our management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

LEGAL MATTERS

 All matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Michael J. Velotta, Senior Vice President, General Counsel and Secretary of Lincoln Benefit.

ANNUAL REPORTS AND OTHER DOCUMENTS

Lincoln Benefit's annual report on Form 10-K for the year ended December 31, 2007, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000910739. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at

44 PROSPECTUS
the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Lincoln Benefit Life Company, P.O. Box 758565, Topeka, KS 66675-8565 or 800-865-5237.

REGISTRATION STATEMENT

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

45 PROSPECTUS

Table of Contents of Statement of Additional Information

                                                       Page
-----------------------------------------------------------
The Contract
-----------------------------------------------------------
   Annuity Payments
-----------------------------------------------------------
   Initial Monthly Annuity Payment
-----------------------------------------------------------
   Subsequent Monthly Payments
-----------------------------------------------------------
   Transfers After Annuity Date
-----------------------------------------------------------
   Annuity Unit Value
-----------------------------------------------------------
Illustrative Example of Annuity Unit Value Calculation
-----------------------------------------------------------
Illustrative Example of Variable Annuity Payments
-----------------------------------------------------------
Experts
-----------------------------------------------------------
Financial Statements
-----------------------------------------------------------

46 PROSPECTUS

APPENDIX A

Accumulation Unit Values/(1)/ Basic Policy

*The LBL Consultant Variable Annuity I Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on September 9, 1998, except for the Janus Aspen Series Foreign Stock - Service Shares Sub-Accounts, LSA Balanced, Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account, PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account, PIMCO VIT Total Return - Administrative Shares Sub-Account, Premier VIT OpCap Balanced Sub-Account, Premier VIT OpCap Small Cap Sub-Account, Putnam VT International Growth and Income - Class IB Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Growth and Income, Class II Sub-Account which were first offered under the Contracts on May 1, 2002; the AIM V.I. Basic Value - Series I Sub-Account, Legg Mason Partners Variable Investors - Class I Sub-Account, UIF U.S. Mid Cap Value, Class I Sub-Account which were first offered under the Contracts on April 30, 2004; the Wells Fargo Advantage VT Discovery Sub-Account, Wells Fargo Advantage VT Opportunity(SM) Sub-Account which were first offered under the Contracts on April 8, 2005; and the DWS Balanced - Class A Sub-Account which was first offered under the Contracts on April 29, 2005.

The names of the following Sub-Accounts changed since December 31, 2007. The names shown in the tables of Accumulation Units correspond to the name of the Sub-Account as of December 31, 2007:

         Sub-Account Name as of December 31, 2007
           (as appears in the following tables
               of Accumulation Unit Values)                            Sub-Account Name as of May 1, 2008
--------------------------------------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class O                    Alger American LargeCap Growth Portfolio - Class O
--------------------------------------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class O          Alger American Capital Appreciation Portfolio - Class O
--------------------------------------------------------------------------------------------------------------------
Alger American Small Cap Capitalization Portfolio - Class O  Alger American Small Cap Growth Portfolio
--------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series - Initial Class                   MFS Growth Series - Initial Class
--------------------------------------------------------------------------------------------------------------------
STI Classic Large Cap Growth Stock Fund                      RidgeWorth Large Cap Growth Stock Fund
--------------------------------------------------------------------------------------------------------------------
STI Classic Large Cap Value Equity Fund                      RidgeWorth Large Cap Value Equity Fund
--------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares  Janus Aspen Series International Growth Portfolio -
                                                             Service Shares
--------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio, Class II         Van Kampen LIT Mid Cap Growth Portfolio, Class II
--------------------------------------------------------------------------------------------------------------------

47 PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS
                          ACCUMULATION UNIT VALUES (1)
                                  Basic Policy
                           Mortality & Expense = 1.15

                                                             For the Year Ending December 31
Sub-Accounts                                         1998     1999      2000       2001       2002
-----------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I
 Accumulation Unit Value Beginning                        -        -          -          -          -
 Accumulation Unit Value Ending                           -        -          -          -          -
 Number of Units Outstanding at End of Year               -        -          -          -          -
-----------------------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $ 10.00 $  11.93 $    15.75 $    13.26 $    11.54
 Accumulation Unit Value Ending                     $ 11.93 $  15.75 $    13.26 $    11.54 $    7.640
 Number of Units Outstanding at End of Year          51,133  624,209  1,121,843    996,256    734,340
-----------------------------------------------------------------------------------------------------
Alger American Income & Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $ 10.00 $  11.50 $    16.17 $    15.77 $    13.34
 Accumulation Unit Value Ending                     $ 11.50 $  16.17 $    15.77 $    13.34 $    9.078
 Number of Units Outstanding at End of Year          24,310  402,339    853,586    888,850    781,602
-----------------------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class O
 Accumulation Unit Value Beginning                  $ 10.00 $  12.81 $    22.52 $    16.72 $    13.88
 Accumulation Unit Value Ending                     $ 12.81 $  22.52 $    16.72 $    13.88 $    9.061
 Number of Units Outstanding at End of Year          16,931  276,291    682,579    560,418    474,441
-----------------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $ 10.00 $  11.60 $    15.10 $    16.28 $    15.03
 Accumulation Unit Value Ending                     $ 11.60 $  15.10 $    16.28 $    15.03 $   10.457
 Number of Units Outstanding at End of Year           1,813  133,411    613,187    515,103    410,450
-----------------------------------------------------------------------------------------------------
Alger American Small Capitalization - Class O
 Accumulation Unit Value Beginning                  $ 10.00 $  11.31 $    16.02 $    11.52 $     8.02
 Accumulation Unit Value Ending                     $ 11.31 $  16.02 $    11.52 $     8.02 $    5.842
 Number of Units Outstanding at End of Year           5,133   77,078    249,260    328,999    283,731
-----------------------------------------------------------------------------------------------------
DWS Balanced VIP - Class A
 Accumulation Unit Value Beginning                        -        -          -          -          -
 Accumulation Unit Value Ending                           -        -          -          -          -
 Number of Units Outstanding at End of Year               -        -          -          -          -
-----------------------------------------------------------------------------------------------------
DWS Bond VIP - Class A
 Accumulation Unit Value Beginning                  $ 10.00 $  10.19 $     9.97 $    10.88 $    11.36
 Accumulation Unit Value Ending                     $ 10.19 $   9.97 $    10.88 $    11.36 $   12.081
 Number of Units Outstanding at End of Year          24,670  123,093    155,500    507,663    558,679
-----------------------------------------------------------------------------------------------------
DWS Global Opportunities VIP - Class A
 Accumulation Unit Value Beginning                  $ 10.00 $  10.77 $    17.65 $    16.51 $    12.29
 Accumulation Unit Value Ending                     $ 10.77 $  17.65 $    16.51 $    12.29 $    9.724
 Number of Units Outstanding at End of Year           1,630   43,091    114,023    103,294    130,916
-----------------------------------------------------------------------------------------------------
DWS Growth & Income VIP - Class A
 Accumulation Unit Value Beginning                  $ 10.00 $  10.52 $    11.02 $    10.66 $     9.34
 Accumulation Unit Value Ending                     $ 10.52 $  11.02 $    10.66 $     9.34 $    7.087
 Number of Units Outstanding at End of Year           8,690  138,946    192,522    218,214    201,541
-----------------------------------------------------------------------------------------------------
DWS International VIP - Class A
 Accumulation Unit Value Beginning                  $ 10.00 $  10.38 $    15.84 $    12.25 $     8.36
 Accumulation Unit Value Ending                     $ 10.38 $  15.84 $    12.25 $     8.36 $    6.743
 Number of Units Outstanding at End of Year             181   56,287    113,301    100,581    105,081
-----------------------------------------------------------------------------------------------------
Federated Capital Income Fund II
 Accumulation Unit Value Beginning                  $ 10.00 $  11.13 $    11.18 $    10.06 $     8.57
 Accumulation Unit Value Ending                     $ 11.13 $  11.18 $    10.06 $     8.57 $    8.959
 Number of Units Outstanding at End of Year          35,130  198,037    401,376    420,723    460,608
-----------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II
 Accumulation Unit Value Beginning                  $ 10.00 $  10.27 $    10.08 $    11.05 $    11.67
 Accumulation Unit Value Ending                     $ 10.27 $  10.08 $    11.05 $    11.67 $   12.572
 Number of Units Outstanding at End of Year          36,743  175,793    406,015  1,994,814  2,695,911
-----------------------------------------------------------------------------------------------------

48 PROSPECTUS

                                                                               For the Year Ending December 31
Sub-Accounts                                                          1998      1999       2000       2001       2002
------------------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II
 Accumulation Unit Value Beginning                                   $ 10.00 $     9.85 $     9.95 $     8.94 $     8.95
 Accumulation Unit Value Ending                                      $  9.85 $     9.95 $     8.94 $     8.95 $    6.435
 Number of Units Outstanding at End of Year                           47,674    196,572    340,164    785,823    296,496
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $ 10.00 $    10.80 $    11.85 $    11.25 $    10.65
 Accumulation Unit Value Ending                                      $ 10.80 $    11.85 $    11.25 $    10.65 $    9.601
 Number of Units Outstanding at End of Year                           12,172    154,441    278,326    334,328    371,447
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $ 10.00 $    11.46 $    14.06 $    12.97 $    11.24
 Accumulation Unit Value Ending                                      $ 11.46 $    14.06 $    12.97 $    11.24 $   10.060
 Number of Units Outstanding at End of Year                           28,065    548,967  1,001,494  1,006,844  1,084,534
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $ 10.00 $    10.83 $    11.37 $    12.18 $    11.43
 Accumulation Unit Value Ending                                      $ 10.83 $    11.37 $    12.18 $    11.43 $    9.375
 Number of Units Outstanding at End of Year                           39,303    616,769  1,208,699  1,289,762  1,218,166
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $ 10.00 $    11.62 $    15.78 $    13.87 $    11.28
 Accumulation Unit Value Ending                                      $ 11.62 $    15.78 $    13.87 $    11.28 $    7.786
 Number of Units Outstanding at End of Year                           13,317    541,326  1,300,830  1,366,004  1,121,334
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $ 10.00 $    11.36 $    13.52 $    12.11 $    10.51
 Accumulation Unit Value Ending                                      $ 11.36 $    13.52 $    12.11 $    10.51 $    8.073
 Number of Units Outstanding at End of Year                           67,638    983,492  1,795,382  2,032,615  1,782,207
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $ 10.00 $    10.15 $    10.54 $    11.07 $    11.39
 Accumulation Unit Value Ending                                      $ 10.15 $    10.54 $    11.07 $    11.39 $   11.436
 Number of Units Outstanding at End of Year                           69,742  1,451,852  2,194,471  2,969,960  3,542,199
------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $ 10.00 $    10.50 $    14.79 $    11.81 $     9.20
 Accumulation Unit Value Ending                                      $ 10.50 $    14.79 $    11.81 $     9.20 $    7.240
 Number of Units Outstanding at End of Year                           77,591     26,260    132,253    137,725    200,173
------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $ 10.00 $    11.69 $    14.63 $    14.12 $    13.29
 Accumulation Unit Value Ending                                      $ 11.69 $    14.63 $    14.12 $    13.29 $    7.762
 Number of Units Outstanding at End of Year                           39,593    722,058  1,595,397  1,044,409     94,361
------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $ 10.00 $    10.25 $    10.29 $    10.80 $    11.49
 Accumulation Unit Value Ending                                      $ 10.25 $    10.29 $    10.80 $    11.49 $   12.280
 Number of Units Outstanding at End of Year                           52,969    197,019    218,753    418,584  1,721,351
------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                         -          -          -          - $    10.00
 Accumulation Unit Value Ending                                            -          -          -          - $    7.675
 Number of Units Outstanding at End of Year                                -          -          -          -  1,378,111
------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Large Cap Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $ 10.00 $    11.86 $    16.86 $    14.23 $    10.57
 Accumulation Unit Value Ending                                      $ 11.86 $    16.86 $    14.23 $    10.57 $   12.531
 Number of Units Outstanding at End of Year                           35,519    927,469  1,955,539  1,856,493    623,206
------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $ 10.00 $    12.27 $    27.32 $    18.39 $    11.00
 Accumulation Unit Value Ending                                      $ 12.27 $    27.32 $    18.39 $    11.00 $    7.827
 Number of Units Outstanding at End of Year                            4,895    440,699  1,027,581    926,849    694,192
------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $ 10.00 $    10.68 $    17.35 $    14.45 $    11.07
 Accumulation Unit Value Ending                                      $ 10.68 $    17.35 $    14.45 $    11.07 $    8.143
 Number of Units Outstanding at End of Year                           64,108    931,544  2,485,879  2,316,369  1,719,720
------------------------------------------------------------------------------------------------------------------------

49 PROSPECTUS

                                                                             For the Year Ending December 31
Sub-Accounts                                                            1998     1999     2000     2001     2002
------------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors Portfolio - Class I
 Accumulation Unit Value Beginning                                           -        -        -        -        -
 Accumulation Unit Value Ending                                              -        -        -        -        -
 Number of Units Outstanding at End of Year                                  -        -        -        -        -
------------------------------------------------------------------------------------------------------------------
LSA Balanced
 Accumulation Unit Value Beginning                                           -        -        -        - $  10.00
 Accumulation Unit Value Ending                                              -        -        -        - $  8.678
 Number of Units Outstanding at End of Year                                  -        -        -        -    2,230
------------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series - Initial Class
 Accumulation Unit Value Beginning                                     $ 10.00 $  11.75 $  20.50 $  16.28 $  10.69
 Accumulation Unit Value Ending                                        $ 11.75 $  20.50 $  16.28 $  10.69 $  6.994
 Number of Units Outstanding at End of Year                              5,861  114,684  274,444  331,023  247,624
------------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial Class
 Accumulation Unit Value Beginning                                     $ 10.00 $  11.20 $  11.80 $  11.63 $   9.66
 Accumulation Unit Value Ending                                        $ 11.20 $  11.80 $  11.63 $   9.66 $  7.536
 Number of Units Outstanding at End of Year                             10,591  133,121  217,691  295,343  269,101
------------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Initial Class
 Accumulation Unit Value Beginning                                     $ 10.00 $  11.35 $  19.44 $  18.82 $  17.65
 Accumulation Unit Value Ending                                        $ 11.35 $  19.44 $  18.82 $  17.65 $ 11.918
 Number of Units Outstanding at End of Year                                842   55,274  219,172  188,675  183,131
------------------------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class
 Accumulation Unit Value Beginning                                     $ 10.00 $  11.08 $  13.57 $  12.75 $   9.92
 Accumulation Unit Value Ending                                        $ 11.08 $  13.57 $  12.75 $   9.92 $  7.389
 Number of Units Outstanding at End of Year                              8,940   75,847  240,203  207,793  186,178
------------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class
 Accumulation Unit Value Beginning                                     $ 10.00 $  10.61 $  10.80 $  12.38 $  12.25
 Accumulation Unit Value Ending                                        $ 10.61 $  10.80 $  12.38 $  12.25 $ 11.473
 Number of Units Outstanding at End of Year                             11,410  118,240  207,489  436,363  642,776
------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value Beginning                                           -                 -        - $  10.00
 Accumulation Unit Value Ending                                              -        -        -        - $  7.847
 Number of Units Outstanding at End of Year                                  -        -        -        -   97,205
------------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative
Shares
 Accumulation Unit Value Beginning                                           -        -        -        - $  10.00
 Accumulation Unit Value Ending                                              -        -        -        - $ 10.565
 Number of Units Outstanding at End of Year                                  -        -        -        -   75,670
------------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                           -        -        -        - $  10.00
 Accumulation Unit Value Ending                                              -        -        -        - $ 10.557
 Number of Units Outstanding at End of Year                                  -        -        -        -  539,429
------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
 Accumulation Unit Value Beginning                                           -        -        -        -        -
 Accumulation Unit Value Ending                                              -        -        -        -        -
 Number of Units Outstanding at End of Year                                  -        -        -        -        -
------------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Small Cap Portfolio
 Accumulation Unit Value Beginning                                           -        -        -        - $  10.00
 Accumulation Unit Value Ending                                              -        -        -        - $  7.200
 Number of Units Outstanding at End of Year                                  -        -        -        -   88,999
------------------------------------------------------------------------------------------------------------------
Putnam VT International Growth and Income Fund - Class IB
 Accumulation Unit Value Beginning                                           -        -        -        - $  10.00
 Accumulation Unit Value Ending                                              -        -        -        - $  8.198
 Number of Units Outstanding at End of Year                                  -        -        -        -   38,105
------------------------------------------------------------------------------------------------------------------
STI Classic Large Cap Growth Stock Fund (2)
 Accumulation Unit Value Beginning                                           - $  10.00 $  10.08 $  10.26 $   9.59
 Accumulation Unit Value Ending                                              - $  10.08 $  10.26 $   9.59 $  7.397
 Number of Units Outstanding at End of Year                                  -   20,427   23,194   42,077   56,403
------------------------------------------------------------------------------------------------------------------

50 PROSPECTUS

                                                               For the Year Ending December 31
Sub-Accounts                                              1998     1999     2000     2001     2002
----------------------------------------------------------------------------------------------------
STI Classic Large Cap Value Equity Fund
 Accumulation Unit Value Beginning                             - $  10.00 $   8.64 $   9.42 $   9.20
 Accumulation Unit Value Ending                                - $   8.64 $   9.42 $   9.20 $  7.540
 Number of Units Outstanding at End of Year                    -    8,610   10,105  196,823  104,266
----------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - I
 Accumulation Unit Value Beginning                       $ 10.00 $  10.78 $  11.05 $  12.33 $  12.36
 Accumulation Unit Value Ending                          $ 10.78 $  11.05 $  12.33 $  12.36 $ 10.602
 Number of Units Outstanding at End of Year               14,739  128,022  261,772  581,145  608,043
----------------------------------------------------------------------------------------------------
T. Rowe Price International Stock Portfolio - I
 Accumulation Unit Value Beginning                       $ 10.00 $  10.78 $  14.57 $  11.52 $   8.85
 Accumulation Unit Value Ending                          $ 10.78 $  14.57 $  11.52 $   8.85 $  7.137
 Number of Units Outstanding at End of Year                2,401   22,869   65,454   92,572   99,915
----------------------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio - I (3)
 Accumulation Unit Value Beginning                       $ 10.00 $  11.50 $  14.06 $  14.91 $  14.59
 Accumulation Unit Value Ending                          $ 11.50 $  14.06 $  14.91 $  14.59 $ 11.345
 Number of Units Outstanding at End of Year                7,608   85,857  344,756  368,137  436,260
----------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio - I
 Accumulation Unit Value Beginning                       $ 10.00 $  11.25 $  12.52 $  11.05 $   9.62
 Accumulation Unit Value Ending                          $ 11.25 $  12.52 $  11.05 $   9.62 $  6.813
 Number of Units Outstanding at End of Year                4,126   57,131  100,767  108,815  165,424
----------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio, Class II
 Accumulation Unit Value Beginning                             -        -        -        -        -
 Accumulation Unit Value Ending                                -        -        -        -        -
 Number of Units Outstanding at End of Year                    -        -        -        -        -
----------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio, Class II
 Accumulation Unit Value Beginning                             -        -        -        - $  10.00
 Accumulation Unit Value Ending                                -        -        -        - $  8.163
 Number of Units Outstanding at End of Year                    -        -        -        -   36,430
----------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I (4)
 Accumulation Unit Value Beginning                             -        -        -        -        -
 Accumulation Unit Value Ending                                -        -        -        -        -
 Number of Units Outstanding at End of Year                    -        -        -        -        -
----------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund
 Accumulation Unit Value Beginning                             -        -        -        -        -
 Accumulation Unit Value Ending                                -        -        -        -        -
 Number of Units Outstanding at End of Year                    -        -        -        -        -
----------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity Fund
 Accumulation Unit Value Beginning                             -        -        -        -        -
 Accumulation Unit Value Ending                                -        -        -        -        -
 Number of Units Outstanding at End of Year                    -        -        -        -        -
----------------------------------------------------------------------------------------------------

51 PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS
                          ACCUMULATION UNIT VALUES (1)
                                  Basic Policy
                           Mortality & Expense = 1.15

                                                            For the Year Ending December 31
Sub-Accounts                                           2003       2004      2005     2006     2007
----------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I
 Accumulation Unit Value Beginning                           - $   10.000 $ 10.821 $ 11.301 $ 12.634
 Accumulation Unit Value Ending                              - $   10.821 $ 11.301 $ 12.634 $ 12.669
 Number of Units Outstanding at End of Year                  -    269,780  253,928  235,944  199,610
----------------------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $    7.640 $   10.198 $ 10.625 $ 11.756 $ 12.208
 Accumulation Unit Value Ending                     $   10.198 $   10.625 $ 11.756 $ 12.208 $ 14.460
 Number of Units Outstanding at End of Year            807,544    719,914  607,853  452,187  340,976
----------------------------------------------------------------------------------------------------
Alger American Income & Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $    9.078 $   11.641 $ 12.398 $ 12.665 $ 13.673
 Accumulation Unit Value Ending                     $   11.641 $   12.398 $ 12.665 $ 13.673 $ 14.870
 Number of Units Outstanding at End of Year            775,012    686,795  553,769  412,877  289,123
----------------------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class O
 Accumulation Unit Value Beginning                  $    9.061 $   12.055 $ 12.881 $ 14.559 $ 17.148
 Accumulation Unit Value Ending                     $   12.055 $   12.881 $ 14.559 $ 17.148 $ 22.613
 Number of Units Outstanding at End of Year            518,914    454,884  380,525  318,953  307,354
----------------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $   10.457 $   15.264 $ 17.040 $ 18.482 $ 20.104
 Accumulation Unit Value Ending                     $   15.264 $   17.040 $ 18.482 $ 20.104 $ 26.119
 Number of Units Outstanding at End of Year            559,837    571,188  583,687  495,198  395,122
----------------------------------------------------------------------------------------------------
Alger American Small Capitalization - Class O
 Accumulation Unit Value Beginning                  $    5.842 $    8.212 $  9.454 $ 10.913 $ 12.935
 Accumulation Unit Value Ending                     $    8.212 $    9.454 $ 10.913 $ 12.935 $ 14.976
 Number of Units Outstanding at End of Year            468,871    355,278  404,918  399,147  268,659
----------------------------------------------------------------------------------------------------
DWS Balanced VIP - Class A
 Accumulation Unit Value Beginning                           -          - $ 10.000 $ 10.602 $ 11.543
 Accumulation Unit Value Ending                              -          - $ 10.602 $ 11.543 $ 11.950
 Number of Units Outstanding at End of Year                  -          -  449,167  346,262  249,164
----------------------------------------------------------------------------------------------------
DWS Bond VIP - Class A
 Accumulation Unit Value Beginning                  $   12.081 $   12.535 $ 13.046 $ 13.219 $ 13.671
 Accumulation Unit Value Ending                     $   12.535 $   13.046 $ 13.219 $ 13.671 $ 14.064
 Number of Units Outstanding at End of Year            493,622    507,579  458,975  362,090  339,879
----------------------------------------------------------------------------------------------------
DWS Global Opportunities VIP - Class A
 Accumulation Unit Value Beginning                  $    9.724 $   14.317 $ 17.440 $ 20.357 $ 24.544
 Accumulation Unit Value Ending                     $   14.317 $   17.440 $ 20.357 $ 24.544 $ 26.499
 Number of Units Outstanding at End of Year            193,561    176,147  193,166  166,415  131,794
----------------------------------------------------------------------------------------------------
DWS Growth & Income VIP - Class A
 Accumulation Unit Value Beginning                  $    7.087 $    8.871 $  9.651 $ 10.109 $ 11.345
 Accumulation Unit Value Ending                     $    8.871 $    9.651 $ 10.109 $ 11.345 $ 11.355
 Number of Units Outstanding at End of Year            178,003    150,151  139,183  102,347   73,259
----------------------------------------------------------------------------------------------------
DWS International VIP - Class A
 Accumulation Unit Value Beginning                  $    6.743 $    8.507 $  9.790 $ 11.232 $ 13.967
 Accumulation Unit Value Ending                     $    8.507 $    9.790 $ 11.232 $ 13.967 $ 15.805
 Number of Units Outstanding at End of Year            114,835    121,969  127,476  127,598  113,896
----------------------------------------------------------------------------------------------------
Federated Capital Income Fund II
 Accumulation Unit Value Beginning                  $    8.959 $    7.668 $  8.325 $  8.738 $  9.980
 Accumulation Unit Value Ending                     $    7.668 $    8.325 $  8.738 $  9.980 $ 10.253
 Number of Units Outstanding at End of Year            309,555    297,389  271,194  220,546  154,739
----------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II
 Accumulation Unit Value Beginning                  $   12.572 $   12.710 $ 13.005 $ 13.104 $ 13.478
 Accumulation Unit Value Ending                     $   12.710 $   13.005 $ 13.104 $ 13.478 $ 14.146
 Number of Units Outstanding at End of Year          1,589,894  1,136,236  879,855  722,780  603,659
----------------------------------------------------------------------------------------------------

52 PROSPECTUS

                                                                              For the Year Ending December 31
Sub-Accounts                                                          2003       2004       2005       2006       2007
-------------------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II
 Accumulation Unit Value Beginning                                 $    6.435 $   10.814 $   11.797 $   11.960 $   13.088
 Accumulation Unit Value Ending                                    $   10.814 $   11.797 $   11.960 $   13.088 $   13.368
 Number of Units Outstanding at End of Year                           707,583    729,703    606,875    539,007    432,506
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Initial Class
 Accumulation Unit Value Beginning                                 $    9.601 $   11.186 $   11.652 $   11.973 $   12.690
 Accumulation Unit Value Ending                                    $   11.186 $   11.652 $   11.973 $   12.690 $   14.474
 Number of Units Outstanding at End of Year                           420,226    437,716    433,897    338,607    252,896
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Initial Class
 Accumulation Unit Value Beginning                                 $   10.060 $   12.763 $   14.555 $   16.809 $   18.546
 Accumulation Unit Value Ending                                    $   12.763 $   14.555 $   16.809 $   18.546 $   21.536
 Number of Units Outstanding at End of Year                         1,311,861  1,438,118  1,469,954  1,308,454  1,005,803
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Initial Class
 Accumulation Unit Value Beginning                                 $    9.375 $   12.067 $   13.291 $   13.896 $   16.496
 Accumulation Unit Value Ending                                    $   12.067 $   13.291 $   13.896 $   16.496 $   16.539
 Number of Units Outstanding at End of Year                         1,403,132  1,384,897  1,176,532    941,565    684,837
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial Class
 Accumulation Unit Value Beginning                                 $    7.786 $  10.2 15 $   10.429 $   10.897 $   11.500
 Accumulation Unit Value Ending                                    $   10.215 $   10.429 $   10.897 $   11.500 $   14.418
 Number of Units Outstanding at End of Year                         1,141,572  1,091,575    953,608    769,995    618,823
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Initial Class
 Accumulation Unit Value Beginning                                 $    8.073 $   10.237 $   11.183 $   11.578 $   13.233
 Accumulation Unit Value Ending                                    $   10.237 $   11.183 $   11.578 $   13.233 $   13.778
 Number of Units Outstanding at End of Year                         1,907,842  1,817,054  1,583,665  1,319,112  1,041,479
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Initial Class
 Accumulation Unit Value Beginning                                 $   11.436 $   11.406 $   11.401 $   11.601 $   12.017
 Accumulation Unit Value Ending                                    $   11.406 $   11.401 $   11.601 $   12.017 $   12.487
 Number of Units Outstanding at End of Year                         2,015,425  1,544,840  1,335,848  1,166,577  1,221,039
-------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Initial Class
 Accumulation Unit Value Beginning                                 $    7.240 $   10.251 $   11.504 $   13.526 $   15.773
 Accumulation Unit Value Ending                                    $   10.251 $   11.504 $   13.526 $   15.773 $   18.273
 Number of Units Outstanding at End of Year                           294,264    402,967    394,476    366,639    327,028
-------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                 $    7.762 $   13.832 $   14.825 $   15.805 $   17.282
 Accumulation Unit Value Ending                                    $   13.832 $   14.825 $   15.805 $   17.282 $   18.865
 Number of Units Outstanding at End of Year                         1,496,830  1,365,759  1,195,782    970,410    747,492
-------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                 $   12.280 $   13.166 $   13.519 $   13.619 $   14.017
 Accumulation Unit Value Ending                                    $   13.166 $   13.519 $   13.619 $   14.017 $   14.816
 Number of Units Outstanding at End of Year                           584,216    527,949    492,874    393,774    327,277
-------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                 $    7.675 $   10.226 $   11.939 $   12.526 $   14.605
 Accumulation Unit Value Ending                                    $   10.226 $   11.939 $   12.526 $   14.605 $   17.055
 Number of Units Outstanding at End of Year                            58,782    152,105    114,760     84,464     73,894
-------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Large Cap Growth Portfolio -
Institutional Shares
 Accumulation Unit Value Beginning                                 $   12.531 $    9.984 $   10.306 $   10.614 $   11.676
 Accumulation Unit Value Ending                                    $    9.984 $   10.306 $   10.614 $   11.676 $   13.270
 Number of Units Outstanding at End of Year                         1,211,583  1,041,507    860,239    645,480    469,901
-------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                 $    7.827 $   10.443 $   12.453 $   13.812 $   15.497
 Accumulation Unit Value Ending                                    $   10.443 $   12.453 $   13.812 $   15.497 $   18.677
 Number of Units Outstanding at End of Year                           656,913    642,333    539,509    434,028    344,083
-------------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth Portfolio -
Institutional Shares
 Accumulation Unit Value Beginning                                 $    8.143 $    9.971 $   10.318 $   10.788 $   12.594
 Accumulation Unit Value Ending                                    $    9.971 $   10.318 $   10.788 $   12.594 $   13.634
 Number of Units Outstanding at End of Year                         1,479,355  1,193,225    997,853    775,658    562,020
-------------------------------------------------------------------------------------------------------------------------

53 PROSPECTUS

                                                                    For the Year Ending December 31
Sub-Accounts                                                  2003       2004       2005      2006     2007
-------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors Portfolio - Class I
 Accumulation Unit Value Beginning                                  - $   10.000 $   10.954 $ 11.525 $ 13.461
 Accumulation Unit Value Ending                                     - $   10.954 $   11.525 $ 13.461 $ 13.811
 Number of Units Outstanding at End of Year                         -     60,840     49,518   49,417   35,322
-------------------------------------------------------------------------------------------------------------
LSA Balanced
 Accumulation Unit Value Beginning                         $    8.678          -          -        -        -
 Accumulation Unit Value Ending                            $   11.074          -          -        -        -
 Number of Units Outstanding at End of Year                    83,852          -          -        -        -
-------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series - Initial Class
 Accumulation Unit Value Beginning                         $    6.994 $    8.995 $   10.035 $ 10.821 $ 11.531
 Accumulation Unit Value Ending                            $    8.995 $   10.035 $   10.821 $ 11.531 $ 13.798
 Number of Units Outstanding at End of Year                   248,807    231,814    202,017  165,550  126,996
-------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial Class
 Accumulation Unit Value Beginning                         $    7.536 $    9.091 $    9.998 $ 10.596 $ 11.824
 Accumulation Unit Value Ending                            $    9.091 $    9.998 $   10.596 $ 11.824 $ 12.880
 Number of Units Outstanding at End of Year                   270,484    244,156    207,370  171,767  126,138
-------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Initial Class
 Accumulation Unit Value Beginning                         $   11.918 $   15.738 $   16.556 $ 17.209 $ 19.241
 Accumulation Unit Value Ending                            $   15.738 $   16.556 $   17.209 $ 19.241 $ 19.479
 Number of Units Outstanding at End of Year                   224,760    232,616    188,078  161,666  139,957
-------------------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class
 Accumulation Unit Value Beginning                         $    7.389 $    9.100 $   10.412 $ 11.085 $ 12.095
 Accumulation Unit Value Ending                            $    9.100 $   10.412 $   11.085 $ 12.095 $ 13.521
 Number of Units Outstanding at End of Year                   190,978    189,969    142,585  119,287   86,910
-------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class
 Accumulation Unit Value Beginning                         $   11.473 $   13.180 $   14.490 $ 14.714 $ 16.260
 Accumulation Unit Value Ending                            $   13.180 $   14.490 $   14.714 $ 16.260 $ 16.734
 Number of Units Outstanding at End of Year                   943,486  1,033,566    970,559  802,883  661,560
-------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value Beginning                         $    7.847 $   11.178 $   13.157 $ 14.256 $ 16.144
 Accumulation Unit Value Ending                            $   11.178 $   13.157 $   14.256 $ 16.144 $ 15.720
 Number of Units Outstanding at End of Year                   214,471    347,171    305,883  279,529  219,803
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) -
Administrative Shares
 Accumulation Unit Value Beginning                         $   10.565 $   10.669 $   11.122 $ 11.550 $ 11.657
 Accumulation Unit Value Ending                            $   10.669 $   11.122 $   11.550 $ 11.657 $ 11.929
 Number of Units Outstanding at End of Year                   337,271    347,113    338,440  247,334  175,543
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                         $   10.557 $   10.951 $   11.343 $ 11.476 $ 11.771
 Accumulation Unit Value Ending                            $   10.951 $   11.343 $   11.476 $ 11.771 $ 12.643
 Number of Units Outstanding at End of Year                 1,001,817  1,060,049  1,156,641  944,261  737,286
-------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
 Accumulation Unit Value Beginning                                  - $   10.000 $   10.812 $ 10.971 $ 12.005
 Accumulation Unit Value Ending                                     - $   10.812 $   10.971 $ 12.005 $ 11.330
 Number of Units Outstanding at End of Year                         -    129,223    113,375   99,054   58,167
-------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Small Cap Portfolio
 Accumulation Unit Value Beginning                         $    7.200 $   10.143 $   11.809 $ 11.669 $ 14.300
 Accumulation Unit Value Ending                            $   10.143 $   11.809 $   11.669 $ 14.300 $ 14.203
 Number of Units Outstanding at End of Year                   236,796    274,798    207,018  198,198  142,608
-------------------------------------------------------------------------------------------------------------
Putnam VT International Growth and Income Fund - Class IB
 Accumulation Unit Value Beginning                         $    8.198 $   11.161 $   13.335 $ 15.027 $ 18.881
 Accumulation Unit Value Ending                            $   11.161 $   13.335 $   15.027 $ 18.881 $ 19.952
 Number of Units Outstanding at End of Year                    43,231     89,040    123,886  158,576  125,260
-------------------------------------------------------------------------------------------------------------
STI Classic Large Cap Growth Stock Fund (2)
 Accumulation Unit Value Beginning                         $    7.397 $    8.653 $    9.123 $  8.929 $  9.773
 Accumulation Unit Value Ending                            $    8.653 $    9.123 $    8.929 $  9.773 $ 11.125
 Number of Units Outstanding at End of Year                    63,977     60,421     57,402   67,263   88,003
-------------------------------------------------------------------------------------------------------------

54 PROSPECTUS

                                                               For the Year Ending December 31
Sub-Accounts                                               2003     2004     2005     2006     2007
-----------------------------------------------------------------------------------------------------
STI Classic Large Cap Value Equity Fund
 Accumulation Unit Value Beginning                       $  7.540 $  9.168 $ 10.439 $ 10.696 $ 12.937
 Accumulation Unit Value Ending                          $  9.168 $ 10.439 $ 10.696 $ 12.937 $ 13.229
 Number of Units Outstanding at End of Year                53,974  192,125   91,183  142,829   83,673
-----------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - I
 Accumulation Unit Value Beginning                       $ 10.602 $ 13.140 $ 14.913 $ 15.306 $ 17.984
 Accumulation Unit Value Ending                          $ 13.140 $ 14.913 $ 15.306 $ 17.984 $ 18.339
 Number of Units Outstanding at End of Year               744,659  895,153  874,317  762,467  575,733
-----------------------------------------------------------------------------------------------------
T. Rowe Price International Stock Portfolio - I
 Accumulation Unit Value Beginning                       $  7.137 $  9.201 $ 10.338 $ 11.847 $ 13.934
 Accumulation Unit Value Ending                          $  9.201 $ 10.338 $ 11.847 $ 13.934 $ 15.553
 Number of Units Outstanding at End of Year               173,635  264,060  255,863  244,192  191,891
-----------------------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio - I (3)
 Accumulation Unit Value Beginning                       $ 11.345 $ 15.505 $ 18.121 $ 20.534 $ 21.626
 Accumulation Unit Value Ending                          $ 15.505 $ 18.121 $ 20.534 $ 21.626 $ 25.097
 Number of Units Outstanding at End of Year               619,155  586,887  504,417  404,390  295,779
-----------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio - I
 Accumulation Unit Value Beginning                       $  6.813 $  9.090 $  9.955 $ 10.271 $ 10.888
 Accumulation Unit Value Ending                          $  9.090 $  9.995 $ 10.271 $ 10.888 $ 12.233
 Number of Units Outstanding at End of Year               155,957  173,326  157,832  129,696  117,852
-----------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio, Class II
 Accumulation Unit Value Beginning                              - $ 10.000 $ 11.156 $ 12.242 $ 12.686
 Accumulation Unit Value Ending                                 - $ 11.156 $ 12.242 $ 12.686 $ 14.732
 Number of Units Outstanding at End of Year                     -   44,940   49,948   45,228   39,490
-----------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio, Class II
 Accumulation Unit Value Beginning                       $  8.163 $ 10.293 $ 11.600 $ 12.570 $ 14.397
 Accumulation Unit Value Ending                          $ 10.293 $ 11.600 $ 12.570 $ 14.397 $ 14.576
 Number of Units Outstanding at End of Year               152,145  354,336  434,444  396,566  306,627
-----------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I (4)
 Accumulation Unit Value Beginning                              - $ 10.000 $ 11.333 $ 12.570 $ 14.984
 Accumulation Unit Value Ending                                 - $ 11.333 $ 12.570 $ 14.984 $ 15.958
 Number of Units Outstanding at End of Year                     -  309,322  353,741  276,970  210,481
-----------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund
 Accumulation Unit Value Beginning                              -        - $ 10.000 $ 11.481 $ 12.999
 Accumulation Unit Value Ending                                 -        - $ 11.481 $ 12.999 $ 15.702
 Number of Units Outstanding at End of Year                     -        -  293,780  225,795  161,353
-----------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity Fund
 Accumulation Unit Value Beginning                              -        - $ 10.000 $ 11.040 $ 12.235
 Accumulation Unit Value Ending                                 -        - $ 11.040 $ 12.235 $ 12.884
 Number of Units Outstanding at End of Year                     -        -  510,068  431,405  339,846
-----------------------------------------------------------------------------------------------------

* The LBL Consultant Variable Annuity I Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on September 9, 1998, except for the Janus Aspen Series Foreign Stock - Service Shares Sub-Account, LSA Balanced, Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account, PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account, PIMCO VIT Total Return
     - Administrative Shares Sub-Account, Premier VIT OpCap Balanced Sub-Account, Premier VIT OpCap Small Cap Sub-Account, Putnam VT International Growth and Income - Class IB Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Growth and Income, Class II Sub-Account which were first offered under the Contracts on May 1, 2002; the AIM V.I. Basic Value - Series I Sub-Account, Legg Mason Partners Variable Investors - Class I Sub-Account, Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account which were first offered under the Contracts on April 30, 2004; the Wells Fargo Advantage VT Discovery Sub-Account, Wells Fargo Advantage VT Opportunity Sub-Account which were first offered under the Contracts on April 8, 2005; and the DWS Balanced

- Class A Sub-Account which was first offered under the Contracts on April 29, 2005.

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Sub-Account for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Maintenance Charge.

(2) Effective May 31, 2007, the STI Classic Capital Appreciation Fund will change its name to STI Classic Large Cap Growth Stock Fund. We will make the corresponding change to the name of the Variable Sub-account that invests in that Portfolio.

(3) Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) A brief explanation of how performance of the Sub-Accounts are calculated may be found in the Statement of Additional Information.

55 PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS
                          ACCUMULATION UNIT VALUES (1)

Basic Policy plus Death Benefit and Income Benefit Rider II Mortality & Expense = 1.7

                                                          For the Year Ending December 31
Sub-Accounts                                          2000     2001     2002     2003     2004
------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I
 Accumulation Unit Value Beginning                         -        -        -        - $ 10.000
 Accumulation Unit Value Ending                            -        -        -        - $ 10.781
 Number of Units Outstanding at End of Year                -        -        -        -  244,914
------------------------------------------------------------------------------------------------
Alger American Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $  10.00 $   8.16 $   7.07 $  4.651 $  6.175
 Accumulation Unit Value Ending                     $   8.16 $   7.07 $  4.651 $  6.175 $  6.398
 Number of Units Outstanding at End of Year           11,130   97,242  108,296  308,042  439,952
------------------------------------------------------------------------------------------------
Alger American Income & Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $  10.00 $   9.28 $   7.81 $  5.284 $  6.738
 Accumulation Unit Value Ending                     $   9.28 $   7.81 $  5.284 $  6.738 $  7.137
 Number of Units Outstanding at End of Year           32,338   92,660  202,665  354,359  396,418
------------------------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class O
 Accumulation Unit Value Beginning                  $  10.00 $   7.68 $   6.34 $  4.116 $  5.447
 Accumulation Unit Value Ending                     $   7.68 $   6.34 $  4.116 $  5.447 $  5.788
 Number of Units Outstanding at End of Year           62,468  136,468  264,242  542,296  727,607
------------------------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $  10.00 $   9.44 $   8.67 $  5.996 $  8.703
 Accumulation Unit Value Ending                     $   9.44 $   8.67 $  5.996 $  8.703 $  9.663
 Number of Units Outstanding at End of Year          123,576  107,872  295,309  836,891  999,864
------------------------------------------------------------------------------------------------
Alger American Small Capitalization - Class O
 Accumulation Unit Value Beginning                  $  10.00 $   7.22 $   4.99 $  3.619 $  5.060
 Accumulation Unit Value Ending                     $   7.22 $   4.99 $  3.619 $  5.060 $  5.793
 Number of Units Outstanding at End of Year            5,134  116,699  128,015  283,201  359,793
------------------------------------------------------------------------------------------------
DWS Balanced VIP - Class A
 Accumulation Unit Value Beginning                         -        -        -        -        -
 Accumulation Unit Value Ending                            -        -        -        -        -
 Number of Units Outstanding at End of Year                -        -        -        -        -
------------------------------------------------------------------------------------------------
DWS Bond VIP - Class A
 Accumulation Unit Value Beginning                  $  10.00 $  10.61 $  11.02 $ 11.655 $ 12.026
 Accumulation Unit Value Ending                     $  10.19 $  11.02 $ 11.655 $ 12.026 $ 12.447
 Number of Units Outstanding at End of Year           24,670   60,002   89,305  179,258  242,774
------------------------------------------------------------------------------------------------
DWS Global Opportunities VIP - Class A
 Accumulation Unit Value Beginning                  $  10.00 $   9.12 $   6.75 $  5.313 $  7.780
 Accumulation Unit Value Ending                     $   9.12 $   6.75 $  5.313 $  7.780 $  9.425
 Number of Units Outstanding at End of Year           11,777   24,877   51,809  159,642  254,808
------------------------------------------------------------------------------------------------
DWS Growth & Income VIP - Class A
 Accumulation Unit Value Beginning                  $  10.00 $   9.59 $   8.35 $  6.305 $  7.849
 Accumulation Unit Value Ending                     $   9.59 $   8.35 $  6.305 $  7.849 $  8.492
 Number of Units Outstanding at End of Year            3,100   23,428   37,769   76,611   99,749
------------------------------------------------------------------------------------------------
DWS International VIP - Class A
 Accumulation Unit Value Beginning                  $  10.00 $   8.71 $   5.91 $  4.740 $  5.948
 Accumulation Unit Value Ending                     $   8.71 $   5.91 $  4.740 $  5.948 $  6.808
 Number of Units Outstanding at End of Year            4,151   18,248   36,822  144,072  174,503
------------------------------------------------------------------------------------------------
Federated Capital Income Fund II
 Accumulation Unit Value Beginning                  $  10.00 $   9.14 $   7.74 $  9.115 $  6.855
 Accumulation Unit Value Ending                     $   9.14 $   7.74 $  9.115 $  6.855 $  7.401
 Number of Units Outstanding at End of Year              689    1,970   92,428   51,656   76,744
------------------------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II
 Accumulation Unit Value Beginning                  $  10.00 $  10.61 $  11.15 $ 11.942 $ 12.006
 Accumulation Unit Value Ending                     $  10.61 $  11.15 $ 11.942 $ 12.006 $ 12.218
 Number of Units Outstanding at End of Year              230   69,662  408,779  580,553  605,532
------------------------------------------------------------------------------------------------

56 PROSPECTUS

                                                                            For the Year Ending December 31
Sub-Accounts                                                           2000     2001     2002     2003      2004
-------------------------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II
 Accumulation Unit Value Beginning                                   $  10.00 $   9.19 $   9.15 $  5.784 $   10.941
 Accumulation Unit Value Ending                                      $   9.19 $   9.15 $  5.784 $ 10.941 $   11.870
 Number of Units Outstanding at End of Year                               597   52,109   24,658  246,278    444,657
-------------------------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $  10.00 $   9.59 $   9.03 $  8.095 $    9.379
 Accumulation Unit Value Ending                                      $   9.59 $   9.03 $  8.095 $  9.379 $    9.716
 Number of Units Outstanding at End of Year                               299   33,474   73,114  116,121    181,632
-------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $  10.00 $   9.38 $   8.08 $  7.195 $    9.078
 Accumulation Unit Value Ending                                      $   9.38 $   8.08 $  7.195 $  9.078 $   10.296
 Number of Units Outstanding at End of Year                            19,089  104,405  348,537  888,353  1,158,838
-------------------------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $  10.00 $  11.04 $  10.30 $  8.405 $   10.759
 Accumulation Unit Value Ending                                      $  11.04 $  10.30 $  8.405 $ 10.759 $   11.786
 Number of Units Outstanding at End of Year                             4,932   75,559  174,403  306,020    434,981
-------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $  10.00 $   8.39 $   6.79 $  4.659 $    6.080
 Accumulation Unit Value Ending                                      $   8.39 $   6.79 $  4.659 $  6.080 $    6.173
 Number of Units Outstanding at End of Year                            52,890   98,555  305,305  625,498    939,071
-------------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $  10.00 $   9.04 $   7.80 $  5.960 $    7.516
 Accumulation Unit Value Ending                                      $   9.04 $   7.80 $  5.960 $  7.516 $    8.166
 Number of Units Outstanding at End of Year                           102,744  312,663  365,351  978,400  1,444,339
-------------------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $  10.00 $  10.23 $  10.47 $ 10.456 $   10.373
 Accumulation Unit Value Ending                                      $  10.23 $  10.47 $ 10.456 $ 10.373 $   10.311
 Number of Units Outstanding at End of Year                            30,553  140,649  310,441  819,516    618,241
-------------------------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $  10.00 $   8.44 $   6.54 $  5.119 $    7.208
 Accumulation Unit Value Ending                                      $   8.44 $   6.54 $  5.119 $  7.208 $    8.045
 Number of Units Outstanding at End of Year                             6,868   58,855  109,892  235,043    382,839
-------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $  10.00 $   9.62 $   9.00 $  8.273 $    9.267
 Accumulation Unit Value Ending                                      $   9.62 $   9.00 $  8.273 $  9.267 $    9.878
 Number of Units Outstanding at End of Year                            43,584  199,196  356,912  699,022    705,500
-------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $  10.00 $  10.40 $  11.01 $ 11.943 $   12.480
 Accumulation Unit Value Ending                                      $  10.40 $  11.01 $ 11.943 $ 12.480 $   12.743
 Number of Units Outstanding at End of Year                                25  104,700  114,051  254,643    312,969
-------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                          -        - $  10.00 $  7.734 $   10.132
 Accumulation Unit Value Ending                                             -        - $  7.734 $ 10.132 $   11.765
 Number of Units Outstanding at End of Year                                 -        -   36,688   37,023     71,988
-------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Large Cap Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $  10.00 $   8.32 $   6.15 $  4.441 $    5.746
 Accumulation Unit Value Ending                                      $   8.32 $   6.15 $  4.441 $  5.746 $    5.898
 Number of Units Outstanding at End of Year                            98,273  116,481  162,987  251,235    275,805
-------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $  10.00 $   6.65 $   3.96 $  2.799 $    3.715
 Accumulation Unit Value Ending                                      $   6.65 $   3.96 $  2.799 $  3.715 $    4.405
 Number of Units Outstanding at End of Year                           272,048  266,218  307,400  412,644    466,868
-------------------------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $  10.00 $   8.19 $   6.24 $  4.564 $    5.558
 Accumulation Unit Value Ending                                      $   8.19 $   6.24 $  4.564 $  5.558 $    5.719
 Number of Units Outstanding at End of Year                            66,346  167,331  245,789  365,025    414,342
-------------------------------------------------------------------------------------------------------------------

57 PROSPECTUS

                                                                 For the Year Ending December 31
Sub-Accounts                                                 2000     2001     2002     2003     2004
-------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors Portfolio - Class I
 Accumulation Unit Value Beginning                                -        -        -        - $ 10.000
 Accumulation Unit Value Ending                                   -        -        -        - $ 10.913
 Number of Units Outstanding at End of Year                       -        -        -        -   47,102
-------------------------------------------------------------------------------------------------------
LSA Balanced
 Accumulation Unit Value Beginning                                -        - $  10.00 $  8.646        -
 Accumulation Unit Value Ending                                   -        - $  8.646 $ 10.973        -
 Number of Units Outstanding at End of Year                       -        -    2,157   46,166        -
-------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series - Initial Class
 Accumulation Unit Value Beginning                         $  10.00 $   8.15 $   5.33 $  3.465 $  4.432
 Accumulation Unit Value Ending                            $   8.15 $   5.33 $  3.465 $  4.432 $  4.917
 Number of Units Outstanding at End of Year                  66,991  107,324  123,692  227,669  274,686
-------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial Class
 Accumulation Unit Value Beginning                         $  10.00 $   9.85 $   8.13 $  6.308 $  7.567
 Accumulation Unit Value Ending                            $   9.85 $   8.13 $  6.308 $  7.567 $  8.276
 Number of Units Outstanding at End of Year                   3,223   22,985   52,812  121,843  136,211
-------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Initial Class
 Accumulation Unit Value Beginning                         $  10.00 $   8.97 $   8.36 $  5.615 $  7.374
 Accumulation Unit Value Ending                            $   8.97 $   8.36 $  5.615 $  7.374 $  7.715
 Number of Units Outstanding at End of Year                 113,237  118,208  205,837  477,819  623,501
-------------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class
 Accumulation Unit Value Beginning                         $  10.00 $   8.87 $   6.86 $  5.084 $  6.227
 Accumulation Unit Value Ending                            $   8.87 $   6.86 $  5.084 $  6.227 $  7.085
 Number of Units Outstanding at End of Year                   6,208   23,332   32,958   50,336   53,593
-------------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class
 Accumulation Unit Value Beginning                         $  10.00 $  11.20 $  11.03 $ 10.273 $ 11.736
 Accumulation Unit Value Ending                            $  11.20 $  11.03 $ 10.273 $ 11.736 $ 12.832
 Number of Units Outstanding at End of Year                   8,401   60,889  250,026  454,021  590,723
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value Beginning                                -        - $  10.00 $  7.818 $ 11.076
 Accumulation Unit Value Ending                                   -        - $  7.818 $ 11.076 $ 12.965
 Number of Units Outstanding at End of Year                       -        -   41,593  193,863  323,468
-------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) -
Administrative Shares
 Accumulation Unit Value Beginning                                -        - $  10.00 $ 10.526 $ 10.571
 Accumulation Unit Value Ending                                   -        - $ 10.526 $ 10.571 $ 10.960
 Number of Units Outstanding at End of Year                       -        -    4,596   79,683  100,873
-------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                -        - $  10.00 $ 10.518 $ 10.851
 Accumulation Unit Value Ending                                   -        - $ 10.518 $ 10.851 $ 11.178
 Number of Units Outstanding at End of Year                       -        -   85,455  428,033  604,097
-------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
 Accumulation Unit Value Beginning                                -        -        -        - $ 10.000
 Accumulation Unit Value Ending                                   -        -        -        - $ 10.772
 Number of Units Outstanding at End of Year                       -        -        -        -   91,944
-------------------------------------------------------------------------------------------------------
Premier VIT OpCap Small Cap Portfolio
 Accumulation Unit Value Beginning                                -        - $  10.00 $  7.173 $ 10.051
 Accumulation Unit Value Ending                                   -        - $  7.173 $ 10.051 $ 11.637
 Number of Units Outstanding at End of Year                       -        -    8,929  172,641  244,720
-------------------------------------------------------------------------------------------------------
Putnam VT International Growth and Income Fund - Class IB
 Accumulation Unit Value Beginning                                -        - $  10.00 $  8.168 $ 11.059
 Accumulation Unit Value Ending                                   -        - $  8.168 $ 11.059 $ 13.141
 Number of Units Outstanding at End of Year                       -        -    6,727   39,731   58,105
-------------------------------------------------------------------------------------------------------
STI Classic Large Cap Growth Stock Fund (2)
 Accumulation Unit Value Beginning                         $  10.00 $   9.63 $   8.95 $  6.870 $  7.992
 Accumulation Unit Value Ending                            $   9.63 $   8.95 $  6.870 $  7.992 $  8.380
 Number of Units Outstanding at End of Year                     903    7,596   31,178   54,246   63,858
-------------------------------------------------------------------------------------------------------

58 PROSPECTUS

                                                              For the Year Ending December 31
Sub-Accounts                                              2000   2001     2002     2003     2004
--------------------------------------------------------------------------------------------------
STI Classic Large Cap Value Equity Fund
 Accumulation Unit Value Beginning                       $10.00 $ 11.70 $  11.36 $  9.262 $ 11.201
 Accumulation Unit Value Ending                          $11.70 $ 11.36 $  9.262 $ 11.201 $ 12.683
 Number of Units Outstanding at End of Year               1,615  18,026   19,587   30,898  100,258
--------------------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - I
 Accumulation Unit Value Beginning                       $10.00 $ 11.52 $  11.48 $  9.895 $ 12.073
 Accumulation Unit Value Ending                          $11.52 $ 11.48 $  9.895 $ 12.073 $ 13.627
 Number of Units Outstanding at End of Year                 113  47,501  228,732  526,597  761,565
--------------------------------------------------------------------------------------------------
T. Rowe Price International Stock Portfolio - I
 Accumulation Unit Value Beginning                       $10.00 $  8.55 $   6.53 $  5.239 $  6.716
 Accumulation Unit Value Ending                          $ 8.55 $  6.53 $  5.239 $  6.716 $  7.505
 Number of Units Outstanding at End of Year               5,575  16,460   39,170  110,909  176,753
--------------------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio - I (3)
 Accumulation Unit Value Beginning                       $10.00 $ 10.06 $   9.79 $  7.569 $ 10.288
 Accumulation Unit Value Ending                          $10.06 $  9.79 $  7.569 $ 10.288 $ 11.957
 Number of Units Outstanding at End of Year               6,092  82,744  231,318  574,018  675,635
--------------------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio - I
 Accumulation Unit Value Beginning                       $10.00 $  9.01 $   7.80 $  5.489 $  7.284
 Accumulation Unit Value Ending                          $ 9.01 $  7.80 $  5.489 $  7.284 $  7.933
 Number of Units Outstanding at End of Year                   0  14,973   80,509   84,065  120,707
--------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio, Class II
 Accumulation Unit Value Beginning                            -       -        -        - $ 10.000
 Accumulation Unit Value Ending                               -       -        -        - $ 11.114
 Number of Units Outstanding at End of Year                   -       -        -        -   77,019
--------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio, Class II
 Accumulation Unit Value Beginning                            -       - $  10.00 $  8.133 $ 10.199
 Accumulation Unit Value Ending                               -       - $  8.133 $ 10.199 $ 11.431
 Number of Units Outstanding at End of Year                   -       -   12,359  106,750  238,529
--------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I (4)
 Accumulation Unit Value Beginning                            -       -        -        - $ 10.000
 Accumulation Unit Value Ending                               -       -        -        - $ 11.290
 Number of Units Outstanding at End of Year                   -       -        -        -  220,091
--------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund
 Accumulation Unit Value Beginning                            -       -        -        -        -
 Accumulation Unit Value Ending                               -       -        -        -        -
 Number of Units Outstanding at End of Year                   -       -        -        -        -
--------------------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity Fund
 Accumulation Unit Value Beginning                            -       -        -        -        -
 Accumulation Unit Value Ending                               -       -        -        -        -
 Number of Units Outstanding at End of Year                   -       -        -        -        -
--------------------------------------------------------------------------------------------------

59 PROSPECTUS

                 LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS
                          ACCUMULATION UNIT VALUES (1)

Basic Policy plus Death Benefit and Income Benefit Rider II Mortality & Expense = 1.7

                                                    For the Year Ending December 31
Sub-Accounts                                           2005       2006      2007
-----------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series I
 Accumulation Unit Value Beginning                  $   10.781  $ 11.197  $ 12.450
 Accumulation Unit Value Ending                     $   11.197  $ 12.450  $ 12.415
 Number of Units Outstanding at End of Year            251,607   294,765   241,174
-----------------------------------------------------------------------------------
Alger American Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $    6.398  $  7.041  $  7.271
 Accumulation Unit Value Ending                     $    7.041  $  7.271  $  8.565
 Number of Units Outstanding at End of Year            492,261   413,156   371,317
-----------------------------------------------------------------------------------
Alger American Income & Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $    7.137  $  7.252  $  7.786
 Accumulation Unit Value Ending                     $    7.252  $  7.786  $  8.421
 Number of Units Outstanding at End of Year            381,157   339,270   308,605
-----------------------------------------------------------------------------------
Alger American Leveraged AllCap Portfolio - Class O
 Accumulation Unit Value Beginning                  $    5.788  $  6.506  $  7.621
 Accumulation Unit Value Ending                     $    6.506  $  7.621  $  9.995
 Number of Units Outstanding at End of Year            721,253   732,706   759,050
-----------------------------------------------------------------------------------
Alger American MidCap Growth Portfolio - Class O
 Accumulation Unit Value Beginning                  $    9.663  $ 10.424  $ 11.277
 Accumulation Unit Value Ending                     $   10.424  $ 11.277  $ 14.569
 Number of Units Outstanding at End of Year          1,007,060   894,467   822,716
-----------------------------------------------------------------------------------
Alger American Small Capitalization - Class O
 Accumulation Unit Value Beginning                  $    5.793  $  6.651  $  7.840
 Accumulation Unit Value Ending                     $    6.651  $  7.840  $  9.027
 Number of Units Outstanding at End of Year            408,709   400,994   386,201
-----------------------------------------------------------------------------------
DWS Balanced VIP - Class A
 Accumulation Unit Value Beginning                  $   10.000  $ 10.562  $ 11.437
 Accumulation Unit Value Ending                     $   10.562  $ 11.437  $ 11.776
 Number of Units Outstanding at End of Year            140,966   117,438   108,626
-----------------------------------------------------------------------------------
DWS Bond VIP - Class A
 Accumulation Unit Value Beginning                  $   12.447  $ 12.544  $ 12.902
 Accumulation Unit Value Ending                     $   12.544  $ 12.902  $ 13.200
 Number of Units Outstanding at End of Year            235,908   203,670   192,164
-----------------------------------------------------------------------------------
DWS Global Opportunities VIP - Class A
 Accumulation Unit Value Beginning                  $    9.425  $ 10.942  $ 13.120
 Accumulation Unit Value Ending                     $   10.942  $ 13.120  $ 14.087
 Number of Units Outstanding at End of Year            309,298   368,488   319,396
-----------------------------------------------------------------------------------
DWS Growth & Income VIP - Class A
 Accumulation Unit Value Beginning                  $    8.492  $  8.847  $  9.874
 Accumulation Unit Value Ending                     $    8.847  $  9.874  $  9.829
 Number of Units Outstanding at End of Year             85,054    79,081    76,673
-----------------------------------------------------------------------------------
DWS International VIP - Class A
 Accumulation Unit Value Beginning                  $    6.808  $  7.768  $  9.606
 Accumulation Unit Value Ending                     $    7.768  $  9.606  $ 10.810
 Number of Units Outstanding at End of Year            190,759   229,934   202,975
-----------------------------------------------------------------------------------
Federated Capital Income Fund II
 Accumulation Unit Value Beginning                  $    7.401  $  7.726  $  8.776
 Accumulation Unit Value Ending                     $    7.726  $  8.776  $  8.966
 Number of Units Outstanding at End of Year             76,010   100,300    65,968
-----------------------------------------------------------------------------------
Federated Fund for U.S. Government Securities II
 Accumulation Unit Value Beginning                  $   12.218  $ 12.243  $ 12.523
 Accumulation Unit Value Ending                     $   12.243  $ 12.523  $ 13.072
 Number of Units Outstanding at End of Year            530,059   381,051   721,964
-----------------------------------------------------------------------------------

60 PROSPECTUS

                                                                     For the Year Ending December 31
Sub-Accounts                                                            2005       2006       2007
-----------------------------------------------------------------------------------------------------
Federated High Income Bond Fund II
 Accumulation Unit Value Beginning                                   $   11.870 $   11.968 $   13.026
 Accumulation Unit Value Ending                                      $   11.968 $   13.026 $   13.231
 Number of Units Outstanding at End of Year                             439,857    430,206    379,607
-----------------------------------------------------------------------------------------------------
Fidelity VIP Asset Manager Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $    9.716 $    9.929 $   10.466
 Accumulation Unit Value Ending                                      $    9.929 $   10.466 $   11.872
 Number of Units Outstanding at End of Year                             176,415    129,882    125,667
-----------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $   10.296 $   11.826 $   12.977
 Accumulation Unit Value Ending                                      $   11.826 $   12.977 $   14.986
 Number of Units Outstanding at End of Year                           1,260,810  1,273,768  1,188,207
-----------------------------------------------------------------------------------------------------
Fidelity VIP Equity-Income Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $   11.786 $   12.255 $   14.468
 Accumulation Unit Value Ending                                      $   12.255 $   14.468 $   14.426
 Number of Units Outstanding at End of Year                             395,964    396,481    349,218
-----------------------------------------------------------------------------------------------------
Fidelity VIP Growth Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $    6.173 $    6.415 $    6.732
 Accumulation Unit Value Ending                                      $    6.415 $    6.732 $    8.394
 Number of Units Outstanding at End of Year                             831,880    682,021    682,803
-----------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $    8.166 $    8.407 $    9.557
 Accumulation Unit Value Ending                                      $    8.407 $    9.557 $    9.896
 Number of Units Outstanding at End of Year                           1,362,101  1,346,569  1,295,792
-----------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $   10.311 $   10.435 $   10.750
 Accumulation Unit Value Ending                                      $   10.435 $   10.750 $   11.108
 Number of Units Outstanding at End of Year                             694,730    725,670    714,035
-----------------------------------------------------------------------------------------------------
Fidelity VIP Overseas Portfolio - Initial Class
 Accumulation Unit Value Beginning                                   $    8.045 $    9.406 $   10.909
 Accumulation Unit Value Ending                                      $    9.406 $   10.909 $   12.569
 Number of Units Outstanding at End of Year                             426,944    513,031    470,601
-----------------------------------------------------------------------------------------------------
Janus Aspen Series Balanced Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $    9.878 $   10.473 $   11.389
 Accumulation Unit Value Ending                                      $   10.473 $   11.389 $   12.364
 Number of Units Outstanding at End of Year                             691,502    664,165    559,884
-----------------------------------------------------------------------------------------------------
Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $   12.743 $   12.767 $   13.069
 Accumulation Unit Value Ending                                      $   12.767 $   13.069 $   13.738
 Number of Units Outstanding at End of Year                             291,063    350,195    380,041
-----------------------------------------------------------------------------------------------------
Janus Aspen Series Foreign Stock Portfolio - Service Shares
 Accumulation Unit Value Beginning                                   $   11.765 $   12.276 $   14.235
 Accumulation Unit Value Ending                                      $   12.276 $   14.235 $   16.532
 Number of Units Outstanding at End of Year                              79,929     72,800     78,321
-----------------------------------------------------------------------------------------------------
Janus Aspen Series Large Cap Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $    5.898 $    6.042 $    6.610
 Accumulation Unit Value Ending                                      $    6.042 $    6.610 $    7.471
 Number of Units Outstanding at End of Year                             257,364    266,266    225,942
-----------------------------------------------------------------------------------------------------
Janus Aspen Series Mid Cap Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $    4.405 $    4.860 $    5.423
 Accumulation Unit Value Ending                                      $    4.860 $    5.423 $    6.499
 Number of Units Outstanding at End of Year                             505,828    510,006    505,513
-----------------------------------------------------------------------------------------------------
Janus Aspen Series Worldwide Growth Portfolio - Institutional Shares
 Accumulation Unit Value Beginning                                   $    5.719 $    5.947 $    6.905
 Accumulation Unit Value Ending                                      $    5.947 $    6.905 $    7.434
 Number of Units Outstanding at End of Year                             364,847    335,256    327,739
-----------------------------------------------------------------------------------------------------

61 PROSPECTUS

                                                                              For the Year Ending December 31
Sub-Accounts                                                                    2005       2006       2007
-------------------------------------------------------------------------------------------------------------
Legg Mason Partners Variable Investors Portfolio - Class I
 Accumulation Unit Value Beginning                                            $ 10.913   $ 11.419   $ 13.264
 Accumulation Unit Value Ending                                               $ 11.419   $ 13.264   $ 13.534
 Number of Units Outstanding at End of Year                                     45,145     47,405     46,980
-------------------------------------------------------------------------------------------------------------
LSA Balanced
 Accumulation Unit Value Beginning                                                   -          -          -
 Accumulation Unit Value Ending                                                      -          -          -
 Number of Units Outstanding at End of Year                                          -          -          -
-------------------------------------------------------------------------------------------------------------
MFS Emerging Growth Series - Initial Class
 Accumulation Unit Value Beginning                                            $  4.917   $  5.273   $  5.588
 Accumulation Unit Value Ending                                               $  5.273   $  5.588   $  6.650
 Number of Units Outstanding at End of Year                                    269,766    247,942    220,878
-------------------------------------------------------------------------------------------------------------
MFS Investors Trust Series - Initial Class
 Accumulation Unit Value Beginning                                            $  8.276   $  8.724   $  9.682
 Accumulation Unit Value Ending                                               $  8.724   $  9.682   $ 10.488
 Number of Units Outstanding at End of Year                                    135,382    134,594    127,128
-------------------------------------------------------------------------------------------------------------
MFS New Discovery Series - Initial Class
 Accumulation Unit Value Beginning                                            $  7.715   $  7.975   $  8.868
 Accumulation Unit Value Ending                                               $  7.975   $  8.868   $  8.928
 Number of Units Outstanding at End of Year                                    560,525    514,110    480,804
-------------------------------------------------------------------------------------------------------------
MFS Research Series - Initial Class
 Accumulation Unit Value Beginning                                            $  7.085   $  7.502   $  8.141
 Accumulation Unit Value Ending                                               $  7.502   $  8.141   $  9.050
 Number of Units Outstanding at End of Year                                     52,102     49,634     50,049
-------------------------------------------------------------------------------------------------------------
MFS Total Return Series - Initial Class
 Accumulation Unit Value Beginning                                            $ 12.832   $ 12.959   $ 14.243
 Accumulation Unit Value Ending                                               $ 12.959   $ 14.243   $ 14.577
 Number of Units Outstanding at End of Year                                    622,265    569,919    589,170
-------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value Beginning                                            $ 12.965   $ 13.972   $ 15.735
 Accumulation Unit Value Ending                                               $ 13.972   $ 15.735   $ 15.238
 Number of Units Outstanding at End of Year                                    312,606    325,308    316,074
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
 Accumulation Unit Value Beginning                                            $ 10.960   $ 11.319   $ 11.362
 Accumulation Unit Value Ending                                               $ 11.319   $ 11.362   $ 11.563
 Number of Units Outstanding at End of Year                                    106,489     99,214    106,231
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Administrative Shares
 Accumulation Unit Value Beginning                                            $ 11.178   $ 11.247   $ 11.473
 Accumulation Unit Value Ending                                               $ 11.247   $ 11.473   $ 12.255
 Number of Units Outstanding at End of Year                                    614,406    512,461    483,376
-------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Balanced Portfolio
 Accumulation Unit Value Beginning                                            $ 10.772   $ 10.870   $ 11.829
 Accumulation Unit Value Ending                                               $ 10.870   $ 11.829   $ 11.102
 Number of Units Outstanding at End of Year                                    106,673     97,834     94,157
-------------------------------------------------------------------------------------------------------------
Premier VIT OpCap Small Cap Portfolio
 Accumulation Unit Value Beginning                                            $ 11.637   $ 11.436   $ 13.938
 Accumulation Unit Value Ending                                               $ 11.436   $ 13.938   $ 13.767
 Number of Units Outstanding at End of Year                                    236,295    205,170    172,785
-------------------------------------------------------------------------------------------------------------
Putnam VT International Growth and Income Fund - Class IB
 Accumulation Unit Value Beginning                                            $ 13.141   $ 14.727   $ 18.403
 Accumulation Unit Value Ending                                               $ 14.727   $ 18.403   $ 19.339
 Number of Units Outstanding at End of Year                                     61,333    109,461    175,336
-------------------------------------------------------------------------------------------------------------
STI Classic Large Cap Growth Stock Fund (2)
 Accumulation Unit Value Beginning                                            $  8.380   $  8.157   $  8.879
 Accumulation Unit Value Ending                                               $  8.157   $  8.879   $ 10.052
 Number of Units Outstanding at End of Year                                     58,249     51,761     47,830
-------------------------------------------------------------------------------------------------------------

62 PROSPECTUS

                                                         For the Year Ending December 31
Sub-Accounts                                               2005       2006       2007
----------------------------------------------------------------------------------------
STI Classic Large Cap Value Equity Fund
 Accumulation Unit Value Beginning                       $ 12.683   $ 12.925   $ 15.546
 Accumulation Unit Value Ending                          $ 12.925   $ 15.546   $ 15.810
 Number of Units Outstanding at End of Year                68,271     93,618     49,278
----------------------------------------------------------------------------------------
T. Rowe Price Equity Income Portfolio - I
 Accumulation Unit Value Beginning                       $ 13.627   $ 13.909   $ 16.254
 Accumulation Unit Value Ending                          $ 13.909   $ 16.254   $ 16.483
 Number of Units Outstanding at End of Year               796,314    661,730    601,481
----------------------------------------------------------------------------------------
T. Rowe Price International Stock Portfolio - I
 Accumulation Unit Value Beginning                       $  7.505   $  8.554   $ 10.006
 Accumulation Unit Value Ending                          $  8.554   $ 10.006   $ 11.107
 Number of Units Outstanding at End of Year               203,771    257,698    256,965
----------------------------------------------------------------------------------------
T. Rowe Price Mid-Cap Growth Portfolio - I (3)
 Accumulation Unit Value Beginning                       $ 11.957   $ 13.476   $ 14.114
 Accumulation Unit Value Ending                          $ 13.476   $ 14.114   $ 16.289
 Number of Units Outstanding at End of Year               621,478    575,076    538,625
----------------------------------------------------------------------------------------
T. Rowe Price New America Growth Portfolio - I
 Accumulation Unit Value Beginning                       $  7.933   $  8.140   $  8.581
 Accumulation Unit Value Ending                          $  8.140   $  8.581   $  9.589
 Number of Units Outstanding at End of Year               126,892    132,467    126,622
----------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio, Class II
 Accumulation Unit Value Beginning                       $ 11.114   $ 12.130   $ 12.500
 Accumulation Unit Value Ending                          $ 12.130   $ 12.500   $ 14.437
 Number of Units Outstanding at End of Year                52,894     60,010     59,849
----------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio, Class II
 Accumulation Unit Value Beginning                       $ 11.431   $ 12.319   $ 14.033
 Accumulation Unit Value Ending                          $ 12.319   $ 14.033   $ 14.129
 Number of Units Outstanding at End of Year               277,577    291,195    213,247
----------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I (4)
 Accumulation Unit Value Beginning                       $ 11.290   $ 12.455   $ 14.765
 Accumulation Unit Value Ending                          $ 12.455   $ 14.765   $ 15.638
 Number of Units Outstanding at End of Year               280,918    311,438    269,763
----------------------------------------------------------------------------------------
Wells Fargo Advantage VT Discovery Fund
 Accumulation Unit Value Beginning                       $ 10.000   $ 11.435   $ 12.876
 Accumulation Unit Value Ending                          $ 11.435   $ 12.876   $ 15.468
 Number of Units Outstanding at End of Year               177,119    174,427    167,923
----------------------------------------------------------------------------------------
Wells Fargo Advantage VT Opportunity Fund
 Accumulation Unit Value Beginning                       $ 10.000   $ 10.996   $ 12.120
 Accumulation Unit Value Ending                          $ 10.996   $ 12.120   $ 12.692
 Number of Units Outstanding at End of Year               449,486    420,788    391,679
----------------------------------------------------------------------------------------

* The LBL Consultant Variable Annuity I Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on September 9, 1998, except for the Janus Aspen Series Foreign Stock - Service Shares Sub-Account, LSA Balanced, Oppenheimer Main Street Small Cap/VA - Service Shares Sub-Account, PIMCO VIT Foreign Bond (U.S. Dollar-Hedged) - Administrative Shares Sub-Account, PIMCO VIT Total Return
     - Administrative Shares Sub-Account, Premier VIT OpCap Balanced Sub-Account, Premier VIT OpCap Small Cap Sub-Account, Putnam VT International Growth and Income - Class IB Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Growth and Income, Class II Sub-Account which were first offered under the Contracts on May 1, 2002; the AIM V.I. Basic Value - Series I Sub-Account, Legg Mason Partners Variable Investors - Class I Sub-Account, Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account which were first offered under the Contracts on April 30, 2004; the Wells Fargo Advantage VT Discovery Sub-Account, Wells Fargo Advantage VT Opportunity Sub-Account which were first offered under the Contracts on April 8, 2005; and the DWS Balanced - Class A Sub-Account which was first offered under the Contracts on April 29, 2005.

(1) Accumulation unit value: unit of measure used to calculate the value or a Contract Owner's interest in a Sub-Account for any Valuation Period. An Accumulation Unit Value does not reflect deduction of certain charges under the Contract that are deducted from your Contract Value, such as the Contract Maintenance Charge.

(2) Effective May 31, 2007, the STI Classic Capital Appreciation Fund will change its name to STI Classic Large Cap Growth Stock Fund. We will make the corresponding change to the name of the Variable Sub-account that invests in that Portfolio.

(3) Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5) A brief explanation of how performance of the Sub-Accounts are calculated may be found in the Statement of Additional Information.

63 PROSPECTUS

APPENDIX B

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

            Purchase Payment:                $40,000.00
            ---------------------------------------------------------
            Guarantee Period:                5 Years
            ---------------------------------------------------------
            Guaranteed Interest Rate:        5% Annual Effective Rate
            ---------------------------------------------------------
            5-year Treasury Rate at Time of
            Purchase Payment:                6%
            ---------------------------------------------------------

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

(a) the greater of:

..    earnings not previously withdrawn; or

..    15% of your total Purchase Payments in the most recent seven years; plus

(b) an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% X $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

..9 X (I - J) X N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

Example of a Downward Market Value Adjustment

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 X (.06 - .065) X 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

$ - 648.00 = -.0180 X ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

$2,520.00 = 7% X (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

$38,832.00 = $42,000.00-$648.00 - $2,520.00

64 PROSPECTUS

Example of an Upward Market Value Adjustment

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year

Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

..9 X (.06 - .055) X 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

$648.00 = .0180 X ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

$2,520.00 = 7% X ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

$40,128.00 = $42,000.00 + $648.00 - $2,520.00

Example of a Partial Withdrawal

If you request a partial withdrawal from a Guarantee Period, we can either
(1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

              Let:  AW =   the total amount to be withdrawn
                             from your Contract Value
                   MVA =   Market Value Adjustment
                    WC =   Withdrawal Charge
                   AW' =   amount subject to Market Value
                             Adjustment and Withdrawal
                             Charge
              Then  AW -   $20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW'), which equals AW - $6,000.00. Then, AW = AW' + $6,000, and AW' + $6,000.00 - $20,000.00 = WC - MVA.

              MVA  =   - .018 X AW'
              WC.  =   .07 X AW'
              WC.  -   MVA = .088AW'
              AW'  -   $14,000.00 = .088AW'
              AW'  =   $14,000.00 / (1 - .088) = $15,350.88
              MVA  =   - .018 X $15,350.88 = - $276.32
              WC.  =   .07 X $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

              AW' =   amount that MVA & WC are applied to
                  =   amount withdrawn in excess of Free
                      Amount = $20,000.00 - $6,000.00 =
                      $14,000.00
              MVA =  - .018 X $14,000.00 = - $252.00
              WC  =  .07 X $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

Example of Free Withdrawal Amount

Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 X .15 = $6,000.00).

65 PROSPECTUS

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LBL3055-7

[LOGO]

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                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of issuance and Distribution.

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

              Registration fees.................. $1,395
              Cost of printing and engraving..... $  100
              Legal fees......................... $    0
              Accounting fees.................... $3,000
              Mailing fees....................... $2,100

Item 15. Indemnification of Directors and Officers

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

The By-Laws of ALFS, Inc. (Distributor) provide that the corporation will indemnify a director, officer, employee or agent of the corporation to the full extent of Delaware law. In general, Delaware law provides that a corporation may indemnify a director, officer, employee or agent against expenses, judgments, fines and amounts paid in settlement if that individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made for expenses, including attorney's fees, if the person shall have been judged to be liable to the corporation unless a court determines such person is entitled to such indemnity. Expenses incurred by such individual in defending any action or proceeding may be advanced by the corporation so long as the individual agrees to repay the corporation if it is later determined that he or she is not entitled to such indemnification.

Under the terms of the form of Underwriting Agreement, the Registrant agrees to indemnify the Distributor for any liability that the latter may incur to a Contract owner or party-in-interest under a Contract, (a) arising out of any act or omission in the course of or in connection with rendering services under such Agreement, or (b) arising out of the purchase, retention or surrender of a Contract; provided that the Registrant will not indemnify the Distributor for any such liability that results from the latter's willful misfeasance, bad faith or grow negligence, or from the reckless disregard by the latter of its duties and obligations under the Underwriting Agreement.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exh. No. Description
1        Principal Underwriting Agreement (1)
4(a)     Form of Variable Annuity Contract (2)
4(b)     Form of Application (2)
5(a)     Opinion and Consent of Counsel regarding legality (3)
5(b)     Opinion and Consent of Counsel regarding legality. Filed
         herewith.
15       Not applicable
23       Consent of Independent Registered Public Accounting Firm.
         Filed herewith.
24       Powers of Attorney for Frederick F. Cripe, Lawrence W. Dahl,
         Matthew S. Easley, Susan L. Lees, John C. Lounds, Samuel H. Pilch, and John Pintozzi. Filed herewith.
99       Experts.  Filed herewith.
--------

(1) Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999

(2) Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed April 21, 1998

(3) Incorporated herein by reference to Post-Effective Amendment to Form S-1 on Form S-3 for Lincoln Benefit Life Company (File No. 333-59765) filed April 28, 2000.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted in directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln and State of Nebraska on March 24, 2009.

                    LINCOLN BENEFIT LIFE COMPANY (Registrant)


                                    * By:           /s/ Susan L. Lees
                                          -------------------------------------
                                                        Susan L. Lees
                                            Director, Senior Vice President,
                                              General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on March 24, 2009.

(Signature) (Title)


*/ Frederick F. Cripe           Director, Chairman and
-----------------------------     Chief Executive Officer
Frederick F. Cripe


*/ Lawrence W. Dahl             Director, President, and Chief Operating Officer
-----------------------------     (Principal Executive Officer)
Lawrence W. Dahl


*/ Matthew S. Easley            Director
-----------------------------
Matthew S. Easley


/s/ Susan L. Lees               Director, Senior Vice President,
-----------------------------     General Counsel and Secretary
Susan L. Lees


*/ John C. Lounds               Director and Vice President
-----------------------------
John C. Lounds


*/ Samuel H. Pilch              Group Vice President and Controller
-----------------------------     (Principal Accounting Officer)
Samuel H. Pilch


*/ John C. Pintozzi             Director, Senior Vice President and
-----------------------------     Chief Financial Officer (Principal Financial
John C. Pintozzi                  Officer)

* By Susan L. Lees, pursuant to Power of Attorney, filed herewith.

                                    EXHIBITS

Exhibit No.   Description

5(b)          Opinion and Consent of Counsel regarding legality

23            Consent of Independent Registered Public Accounting Firm

24 Powers of Attorney for Frederick F. Cripe, Lawrence W. Dahl, Matthew S. Easley, Susan L. Lees, John C. Lounds, Samuel H. Pilch, and John Pintozzi

99            Experts